UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Brown & Brown, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 28, 2014

Dear Shareholder:

You are invited to attend the Annual Meeting of Shareholders (the “Meeting”) of Brown & Brown, Inc. (the “Company”), which will be held in the Atlantic Room of The Shores Resort, 2637 South Atlantic Avenue, Daytona Beach, Florida 32118, on Wednesday, May 7, 2014 at 9:00 a.m. (EDT).

This year, we are again pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders via the Internet.  We believe that this e-proxy process expedites shareholders’ receipt of proxy materials, while lowering the costs and reducing the environmental impact of the Meeting.  On or about March 28, 2014, we mailed to our beneficial shareholders a notice containing instructions on how to access our Proxy Statement and Annual Report and how to vote online (the “Notice”).  All other shareholders will continue to receive a paper copy of the Proxy Statement, Proxy Card and Annual Report by mail.  The Proxy Statement contains instructions on how you can (i) receive a paper copy of the Proxy Statement, Proxy Card and Annual Report if you only received a Notice by mail, or (ii) elect to receive your Proxy Statement and Annual Report over the Internet if you received them by mail this year.

The Notice and Proxy Statement on the following pages cover the formal business of the Meeting.  Whether or not you expect to attend the Meeting, please vote online or by phone as directed in the Notice, or sign and return your proxy card promptly in the enclosed envelope to assure that your stock will be represented at the Meeting. If you decide to attend the Meeting and vote in person, you will, of course, have that opportunity.

Your continuing interest in the business of the Company is gratefully acknowledged.  We hope many shareholders will attend the Meeting.

Sincerely,

/s/ J. Powell Brown
J. Powell Brown
Chief Executive Officer

BROWN & BROWN, INC.

220 South Ridgewood Avenue Daytona Beach, Florida 32114	655 North Franklin Street, Suite 1900 Tampa, Florida 33602

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 7, 2014

The Annual Meeting of Shareholders (the “Meeting”) of Brown & Brown, Inc. (the “Company”) will be held in the Atlantic Room of The Shores Resort, 2637 South Atlantic Avenue, Daytona Beach, Florida 32118, on Wednesday, May 7, 2014 at 9:00 a.m. (EDT), for the following purposes:

1.	To elect twelve (12) nominees to the Company’s Board of Directors;

2.	To ratify the appointment of Deloitte & Touche LLP as Brown & Brown, Inc.’s independent registered public accountants for the fiscal year ending December 31, 2014;

3.	To approve (on an advisory basis) named executive officer compensation; and

4.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 3, 2014 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and any postponements or adjournments of the Meeting.

For your convenience, we are also offering an audio webcast of the Meeting.  To access the webcast, please visit the “Investor Relations” section of our website (www.bbinsurance.com) shortly before the Meeting time and follow the instructions provided.  A replay of the webcast will be available on our website beginning the afternoon of May 7, 2014, and continuing for 30 days thereafter.

Your vote is important.  Please vote, date, sign and promptly return the enclosed proxy in the envelope provided for that purpose, whether or not you intend to be present at the Meeting.

By Order of the Board of Directors

/s/ Laurel L. Grammig
Laurel L. Grammig
Corporate Secretary

Tampa, Florida
March 28, 2014

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
to be Held on May 7, 2014

The Proxy Statement and Annual Report to Shareholders are available at:

www.viewproxy.com/bbinsurance/2014

BROWN & BROWN, INC.

PROXY STATEMENT

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

On or about March 28, 2014, we mailed to our beneficial shareholders of record as of the close of business on March 3, 2014 a notice containing instructions on how to access this Proxy Statement and our Annual Report online and how to vote online (the “Notice”), and thereafter, we began mailing these proxy materials to all other shareholders.  These proxy materials are made available to shareholders in connection with the solicitation of proxies by the Board of Directors of Brown & Brown, Inc. to be voted at the Annual Meeting of Shareholders, to be held in the Atlantic Room of The Shores Resort, 2637 South Atlantic Avenue, Daytona Beach, Florida 32118 at 9:00 a.m. (EDT) on Wednesday, May 7, 2014, and at any postponement or adjournment thereof (the “Meeting”).  The close of business on March 3, 2014 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting.  At the close of business on the record date, we had outstanding 145,421,961 shares of $.10 par value common stock, entitled to one vote per share.

As permitted by the Securities and Exchange Commission (“SEC”) rules, Brown & Brown, Inc. is making this Proxy Statement and its Annual Report available to its shareholders electronically via the Internet.  If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail (unless you request them, as described below and explained in the Notice).  Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report.  The Notice also instructs you on how you may vote online.  If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions in the Notice for requesting the materials.

Shares represented by duly executed proxies in the accompanying form that we receive prior to the Meeting will be voted at the Meeting.  If you specify in the proxy a choice with respect to any matter to be acted upon, the shares represented by such proxy will be voted as specified.  If your proxy card is signed and returned without specifying a vote or an abstention, the shares represented by such proxy will be voted according to the recommendation of the Board of Directors.  The Board of Directors recommends a vote FOR the election of twelve (12) nominees as directors; a vote FOR the ratification of the appointment of Deloitte & Touche LLP as Brown & Brown, Inc.’s independent registered public accountants for the fiscal year ending December 31, 2014; and a vote FOR the advisory vote to approve Named Executive Officer compensation.  The Board of Directors knows of no other matters that may be brought before the Meeting.  However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

If your shares are held in a stock brokerage account, or by a bank or other nominee, you have the right to provide instructions on voting as requested by your broker, bank or nominee.  Under the rules of the New York Stock Exchange (the “NYSE”), your broker, bank or nominee is permitted to vote your shares on the second proposal concerning the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2014 even if your broker, bank or nominee has not been given specific voting instructions as to this matter.  Your broker, bank or nominee is not permitted to vote your shares on the first and third proposals.

After you have returned a proxy, you may revoke it at any time before it is voted by taking one of the following actions: (i) giving written notice of the revocation to our Corporate Secretary at 655 North Franklin Street, Suite 1900, Tampa, Florida 33602, or by email to annualmeeting@bbins.com; (ii) executing and delivering a proxy with a later date; or (iii) voting in person at the Meeting.  Votes cast by proxy or in person at the Meeting will be tabulated by Alliance Advisors, LLC, and by one or more inspectors of election appointed at the Meeting, who will also determine whether a quorum is present for the transaction of business.  A quorum is present when a majority in interest of all the common stock outstanding is represented by shareholders present in person or by proxy.

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Shares of the common stock represented by proxies received by the Company (whether through the return of the enclosed proxy card, by telephone or over the Internet), where the shareholder has specified his or her choice with respect to the proposals described in this Proxy Statement (including the election of directors), will be voted in accordance with the specification(s) so made. If your proxy is properly executed but does not contain voting instructions, or if you vote via telephone or the Internet without indicating how you want to vote with respect to any item, your shares will be voted “FOR” the election of all nominees for the Board of Directors, “FOR” the ratification of the appointment of Deloitte & Touche LLP as auditors of the Company’s financial statements for the 2014 fiscal year, and “FOR” the advisory vote to approve named executive officer compensation.

A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the Meeting or any adjournment thereof.

If the shares you own are held in “street name” by a broker or other nominee entity and you provide instructions to the broker or nominee as to how to vote your shares, your broker or other nominee entity, as the record holder of your shares, is required to vote your shares according to your instructions.  Under the NYSE rules, certain proposals, such as the ratification of the appointment of the Company’s independent auditors, are considered “routine” matters and brokers and other nominee entities generally may vote on such matters on behalf of beneficial owners who have not furnished voting instructions. For “non-routine” matters, such as the election of directors and the “say on pay” advisory vote, brokers and other nominee entities may not vote unless they have received voting instructions from the beneficial owner. A “broker non-vote” occurs when a broker or other nominee entity does not vote on a particular proposal because it does not have authority under the NYSE rules to vote on that particular proposal without receiving voting instructions from the beneficial owner.

Broker non-votes, as well as properly executed proxies marked ABSTAIN, will be counted for purposes of determining whether a quorum is present at the Meeting.

Because this director election is an uncontested election, if a quorum is present, the nominees for election as directors who receive a number of “FOR” votes that exceeds 50% of the votes cast will be elected as directors.  Votes actually cast shall include votes where the authority to cast a vote for the director’s election is explicitly withheld and exclude abstentions with respect to that director’s election.  If a nominee is not elected and no successor has been elected at the meeting, the director shall promptly tender his or her conditional resignation following certification of the vote. The Nominating/Corporate Governance Committee shall consider the resignation offer and recommend to the Board of Directors whether to accept it. The Board of Directors will endeavor to act on the Nominating/Corporate Governance Committee’s recommendation within 90 days following the recommendation. For additional information regarding the majority voting standard, see “Majority Voting for Directors,” below.

In order to pass, each of Proposals 2 and 3 must receive the affirmative vote of a majority of the shares entitled to be cast on the Proposal.  An abstention is considered as present and entitled to vote.  Because each of Proposals 2 and 3 requires the affirmative vote of a majority of the shares entitled to be cast on the Proposal, an abstention will have the effect of a vote against each of Proposals 2 and 3.  A broker non-vote, on the other hand, is not considered “entitled to vote.”  Therefore, broker non-votes will not have an effect on Proposals 2 and 3.

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Proxies may be solicited by our officers, directors, and regular supervisory and executive employees, none of whom will receive any additional compensation for their services.  Also, Alliance Advisors, LLC may solicit proxies on our behalf at an approximate cost of $5,000, plus reasonable expenses.  Such solicitations may be made personally or by mail, facsimile, telephone, messenger, or via the Internet.  We will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals.  We will pay all of the costs of solicitation of proxies.

Our executive offices are located at 220 South Ridgewood Avenue, Daytona Beach, Florida 32114 (telephone number (386) 252-9601) and 655 North Franklin Street, Suite 1900, Tampa, Florida 33602 (telephone number (813) 222-4100).

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SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of March 3, 2014, the record date for the Meeting, information as to our common stock beneficially owned by (1) each of our directors and director nominees, (2) each current executive officer named in the Summary Compensation Table, and (3) all of our directors and current executive officers as a group.  As of March 3, 2014, there was no other person or entity whom we knew to be the beneficial owner of more than five percent of the outstanding shares of our common stock.

NAME OF BENEFICIAL OWNER(1)	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(2)(3)(4)	PERCENT OF TOTAL
J. Hyatt Brown(5)	20,991,246	14.43%
Samuel P. Bell, III	30,030	*
Hugh M. Brown(6)	15,130	*
J. Powell Brown(7)	1,384,482	*
Bradley Currey, Jr.	304,230	*
Theodore J. Hoepner	48,030	*
James S. Hunt	987	*
Toni Jennings	15,065	*
Timothy R.M. Main	4,949	*
H. Palmer Proctor, Jr.(8)	6,311	*
Wendell S. Reilly	105,980	*
Chilton D. Varner	27,120	*
Linda S. Downs	563,247	*
Charles H. Lydecker	505,165	*
Anthony T. Strianese	168,845	*
Cory T. Walker(9)	372,212	*
All current directors and executive officers as a group (25 persons)(10)	25,669,117	17.65%
BlackRock Inc.(11) 40 East 52nd Street New York, NY 10022	8,024,979	5.52%
The Vanguard Group, Inc.(12) 100 Vanguard Boulevard Malvern, PA 19355	7,852,704	5.40%

*      Less than 1%.

(1)	Unless otherwise indicated, the address of such person is c/o Brown & Brown, Inc., 220 South Ridgewood Avenue, Daytona Beach, Florida 32114.
(2)
Beneficial ownership of shares, as determined in accordance with applicable SEC rules, includes shares as to which a person has or shares voting power and/or investment power, or as to which a person has the right to acquire beneficial ownership within the next 60 days. We have been informed that all shares shown are held of record with sole voting and investment power, except as otherwise indicated.

(3)
The number and percentage of shares owned by the following persons include the indicated number of shares owned through our 401(k) plan as of December 31, 2013: Mr. Powell Brown – 16,928; Mr. Walker – 29,080; Ms. Downs – 0; Mr. Lydecker – 13,736; Mr. Strianese – 0; and all current directors and executive officers as a group – 159,826.  The number and percentage of shares owned by the following persons also include the indicated number of shares which such persons have been granted and as to which the first condition of vesting has been satisfied under our Performance Stock Plan (“PSP”) as of March 3, 2014: Mr. Powell Brown – 62,332; Mr. Walker – 74,780; Ms. Downs – 10,404; Mr. Lydecker – 59,588; Mr. Strianese – 67,976; and all current directors and executive officers as a group – 472,886.  The number and percentage of shares owned by Mr. Powell Brown also includes 112,224 shares which Mr. Powell Brown has been granted and as to which the first condition of vesting has been satisfied under our 2010 Stock Incentive Plan (“SIP”).  These PSP and, in the case of Mr. Powell Brown, SIP shares have voting and dividend rights due to satisfaction of the first condition of vesting based on stock price performance, but the holders thereof currently have no power to sell or dispose of the shares, and the shares are subject to forfeiture. In addition, the number and percentage of shares owned by the following persons include the indicated number of shares which such persons have been granted under our SIP in the form of Performance-Triggered Stock Grants (“PTSGs”) as of March 3, 2014:  Mr. Powell Brown – 15,356; Mr. Walker – 12,407; Ms. Downs – 31,017; Mr. Lydecker – 40,231; Mr. Strianese – 40,231; and all current directors and executive officers as a group – 293,823.  These PTSGs have voting and dividend rights, but the holders thereof have no power to sell or dispose of the shares, and the shares are subject to forfeiture in the event that the recipient does not continue to be employed with us for a specified number of years following the date of grant.  For further information concerning the terms of these grants please see the section titled, “Compensation Discussion and Analysis – July 2013 SIP Grants,” below.

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(4)
On February 27, 2008, the indicated number of options were granted to the following persons under the 2000 Incentive Stock Option (“ISO”) Plan: Mr. Powell Brown – 175,000; Mr. Walker – 100,000; Ms. Downs – 110,000; Mr. Lydecker – 100,000; Mr. Strianese – 100,000; and all current directors and executive officers as a group – 890,000.  Of these granted amounts, the indicated number of options were exercisable by the following persons under the ISO Plan as of March 3, 2014:  Mr. Powell Brown – 70,000; Mr. Walker – 5,411; Ms. Downs – 77,178; Mr. Lydecker – 74,589; Mr. Strianese – 60,000; and all current directors and executive officers as a group – 422,945; and therefore, the underlying shares are deemed to be beneficially owned.

(5)
Of the shares beneficially owned by Mr. Hyatt Brown, 20,886,328 are held of record by Ormond Riverside, Limited Partnership, of which Swakopmund, Inc. is the General Partner that has voting and investment power over such shares.  Swakopmund, Inc. is 100% owned by the Swakopmund Trust of 2009, a revocable trust created by Mr. Hyatt Brown, who is the sole trustee thereof and retains the sole voting and investment powers with respect to all the shares of Swakopmund, Inc.  An additional 36,918 shares are beneficially owned jointly with Mr. Hyatt Brown’s spouse, and these shares have shared voting and investment power, and an additional 68,000 shares are held in an IRA account.

(6)	Mr. Hugh Brown’s ownership includes 400 shares owned by his spouse, as to which he disclaims beneficial ownership.
(7)	Mr. Powell Brown’s ownership includes 9,131 shares owned by children living in his household, as to which he disclaims beneficial ownership.
(8)	Mr. Proctor’s ownership includes 224 shares owned by his spouse, as to which he disclaims beneficial ownership.
(9)	Mr. Walker’s ownership includes 146,266 shares that are pledged as security. Mr. Walker retired as an officer of the Company on March 4, 2014.
(10)
Includes amounts beneficially owned by all our current directors and executive officers as of March 3, 2014, as a group, including Mr. Walker, who retired as an officer of the Company on March 4, 2014.

(11)
The amount shown is derived from a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) on or around January 28, 2014 reporting beneficial ownership as of December 31, 2013.  According to the Schedule 13G/A, BlackRock has sole voting power over 7,487,015 shares and sole dispositive power over 8,024,979 shares.

(12)
The amount shown is derived from a Schedule 13G filed by The Vanguard Group (“Vanguard”) on or around February 11, 2014 reporting beneficial ownership as of December 31, 2013.  According to the Schedule 13G, Vanguard has sole voting power over 74,934 shares and sole dispositive power over 7,787,070 shares.

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MANAGEMENT

Directors and Executive Officers

Set forth below is certain information concerning our current directors, director nominees and executive officers. All directors and officers hold office for one-year terms or until their successors are elected and qualified.

NAME	POSITION	AGE	YEAR FIRST BECAME A DIRECTOR
J. Hyatt Brown	Chairman of the Board	76	1993
Samuel P. Bell, III	Director	74	1993
Hugh M. Brown	Director	78	2004
J. Powell Brown	Director; President and Chief Executive Officer	46	2007
Bradley Currey, Jr.	Director	83	1995
Theodore J. Hoepner	Director	72	1994
James S. Hunt	Director	58	2013
Toni Jennings	Director	64	2007	(1)
Timothy R.M. Main	Director	48	2010
H. Palmer Proctor, Jr.	Director	46	2012
Wendell S. Reilly	Director	56	2007
Chilton D. Varner	Director	71	2004
Linda S. Downs	Chief Operating Officer and Regional President	64	—
Charles H. Lydecker	Retail Division President	50	—
C. Roy Bridges	Regional President	64	—
J. Scott Penny	Chief Acquisitions Officer and Regional President	47	—
Anthony T. Strianese	Regional President	52	—
Sam R. Boone, Jr.	Regional Executive Vice President	60	—
Kenneth R. Masters	Regional Executive Vice President	60	—
Chris L. Walker	Regional Executive Vice President	56	—
R. Andrew Watts(2)	Executive Vice President, Treasurer and Chief Financial Officer	45	—
Robert W. Lloyd	Vice President and General Counsel	49	—
Laurel L. Grammig	Vice President, Corporate Secretary and Chief Compliance & Regulatory Officer	55	—
Richard A. Freebourn, Sr.	Vice President - Internal Operations	66	—

(1)   Ms. Jennings previously served on our Board of Directors from 1999 until April 2003.
(2)  Mr. Watts succeeded Mr. Cory Walker as Chief Financial Officer upon Mr. Cory Walker’s retirement from that position on March 4, 2014.

J. Hyatt Brown. Mr. Brown has been our Chairman of the Board of Directors since 1994.  In 2012, Mr. Brown served as acting President and Chief Executive Officer from January until April 25, during the temporary leave of absence of J. Powell Brown, our President and Chief Executive Officer.  Mr. Hyatt Brown was our Chief Executive Officer from 1993 to July 1, 2009 and our President from 1993 to December 2002, and served as President and Chief Executive Officer of our predecessor corporation from 1961 to 1993. He was a member of the Florida House of Representatives from 1972 to 1980, and Speaker of the House from 1978 to 1980. Mr. Brown serves on the Board of Directors of International Speedway Corporation, and Verisk Analytics, Inc. (formerly Insurance Services Office), each a publicly-held company.  Until May 2012 he served on the Board of Next Era Energy, Inc.   He previously served as a director of RockTenn Company, SunTrust Banks, Inc. (“SunTrust”), and BellSouth Corporation, each a publicly-held company.  Mr. Brown is currently a member of the Board of Trustees of Stetson University, of which he is a past Chairman, and the Florida Council of 100.  Mr. Brown served as Chairman of the Council of Insurance Agents & Brokers from 2004 to 2005 and is a past Vice Chairman of the Florida Residential Property and Casualty Joint Underwriting Association.  One of Mr. Brown’s sons, J. Powell Brown, is employed by us as President and Chief Executive Officer, and has served as a director since October 2007.  Mr. Hyatt Brown’s extensive business and industry experience, knowledge of our company, service on boards of other publicly-traded companies and proven leadership ability are just a few of the attributes that make him uniquely qualified to serve on, and chair, our Board.

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Samuel P. Bell, III. Mr. Bell has served as Of Counsel to the law firm of Pennington, Moore, Wilkinson, Bell & Dunbar, P.A. since November 2013, and prior to that, had been a shareholder of the firm since January 1998. Prior to that, he was a shareholder and managing partner of Cobb Cole & Bell (now Cobb & Cole, P.A.), and he served as Of Counsel to Cobb Cole & Bell until August 2002.  Mr. Bell was a member of the Florida House of Representatives from 1974 to 1988.  He is Chairman of the Advisory Board for the College of Public Health at the University of South Florida, Member of the Florida Public Health Institute, and a member of the Board of Directors of the Florida Children’s Home Society.  Mr. Bell is a former member of the Florida Elections Commission, and past Chairman of the Florida Legislature’s Commission on Local Government II.  Mr. Bell’s extensive legal experience and familiarity with issues relating to Florida legislative and regulatory matters, along with his contributions in the form of service as current Chairman of the Compensation Committee and member of the Acquisition Committee, are among the factors that were considered with respect to his nomination for re-election to the Board.

Hugh M. Brown.  Mr. Brown, who is unrelated to Mr. Hyatt Brown and Mr. Powell Brown, founded BAMSI, Inc., a full-service engineering and technical services company, in 1978 and served as its Chief Executive Officer until his retirement in 1998.  Mr. Brown currently serves as a member of the Advisory Board of Directors of SunTrust Bank of Orlando and a member of the Board of Managers (BOM), Nemours Children’s Hospital, Orlando, Florida.  He is past member of the Florida Council of 100 and the Florida Council on Economic Education.  He is a past Chairman of the Federal Reserve Bank of Atlanta, and previously served on the Florida Commission on Education, and as Chairman of the Spaceport Florida Authority (now Florida Space Authority) Board of Supervisors.  Mr. Brown was named Small Business Person of the Year, 1985, by the U.S. Small Business Administration, and Regional Minority Small Business Person of the Year for the Atlanta region. In 1991, he received the U.S. Small Business Administration’s Graduate of the Year Award.  He is an inductee of the Junior Achievement Business Hall of Fame for East Central Florida and recipient of the Ernst & Young Entrepreneur of the Year - Services Category - in 1993 for the State of Florida.  Mr. Brown’s business experience, leadership abilities and proven value in leading the Audit Committee, of which he is a past chair and a current member, and his service on the Nominating/Corporate Governance Committee are among the features considered in his nomination for re-election to the Board.

J. Powell Brown.  Mr. Powell Brown was named Chief Executive Officer in July 2009.  He has been our President since January 2007 and was appointed to be a director in October 2007.  Prior to 2007, he served as one of our Regional Executive Vice Presidents since 2002. Mr. Brown was previously responsible for overseeing certain or all parts of all of our divisions over the years, and worked in various capacities throughout the Company since joining us in 1995. Mr. Brown has served on the Board of Directors of RockTenn Company, a publicly-held company, since January 2010.  He also serves on the Board of Directors of Camp Boggy Creek.  He is the son of our Chairman, J. Hyatt Brown.  Mr. Powell Brown’s work in all divisions of our Company, leadership experience at every level of our Company and current position as President and Chief Executive Officer are among the qualities considered in connection with his nomination for re-election to the Board.

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Bradley Currey, Jr.  Mr. Currey served as Chief Executive Officer of RockTenn Company, a publicly-held manufacturer of packaging and recycled paperboard products, from 1989 to 1999 and as Chairman of the Board of RockTenn Company from 1993 to 2000, when he retired. He also previously served as President (1978-1995) and Chief Operating Officer (1978-1989) of RockTenn Company. From 1953 until 1976, Mr. Currey was employed by Trust Company of Georgia, a publicly-held commercial bank and bank holding company, where he served as Chief Financial Officer and was a member of the Board of Directors from 1972-1976.  Mr. Currey previously served as a member of the Board of Directors and Executive Committee of RockTenn Company, and is currently Director Emeritus of Genuine Parts Company, a publicly-traded company.  Mr. Currey is Trustee Emeritus and a past Chairman of the Board of Trustees of Emory University. He is a Trustee Emeritus and past Chairman of the Board of the Woodruff Arts Center and the Atlanta Symphony Orchestra, a division of the Woodruff Arts Center in Atlanta, Georgia.  He is also a past Chairman of the Federal Reserve Bank of Atlanta and the Metro Atlanta Chamber of Commerce and past member of the Board of Directors of Fresh Frozen Foods. He previously chaired our Nominating/Corporate Governance Committee, on which he continues to serve as a member, is a past member of our Audit Committee and is a current member of our Acquisition Committee.  Mr. Currey’s business experience, proven leadership abilities, financial accounting and management expertise, as well as contributions in his years of service as Chairman of the Nominating/Corporate Governance Committee and as our former Lead Director, were all considered in connection with his nomination for re-election to the Board.

Theodore J. Hoepner. Mr. Hoepner served as Vice Chairman of SunTrust Bank, Inc. from January 2000 to December 2004 and as Vice Chairman of SunTrust Bank Holding Company from January 2005 until June 2005, when he retired.  From 1995 to 2000, Mr. Hoepner was Executive Vice President of SunTrust Bank, Inc. and Chairman of the Board, President and Chief Executive Officer of SunTrust Banks of Florida, Inc. From 1990 through 1995, he served as Chairman of the Board, President and Chief Executive Officer of SunBank, N.A. From 1983 through 1990, he was the Chairman of the Board and Chief Executive Officer of SunBank/Miami, N.A.  He is a past Chairman of the Florida Prepaid College Board, the Board of Trustees of Rollins College, the Economic Development Commission of Mid-Florida, the Heart of Florida United Way, the Greater Miami Chamber of Commerce, the Beacon Council of Miami, Florida, and the Financial Executives Institute of Jacksonville, Florida.   Mr. Hoepner’s years of experience in the banking industry, including extensive experience in management, make him a valuable addition to the Board, and he currently chairs the Audit Committee, and serves as a member of the Compensation Committee and Acquisition Committee, which he previously chaired.  All of these attributes were among the factors considered in connection with his nomination for re-election to the Board.

James S. Hunt.  Mr. Hunt served as Executive Vice President and Chief Financial Officer of Walt Disney Parks and Resorts Worldwide from 2003 until his retirement in 2012. During that period, he was a member of the Boards of Directors of Disney’s Hong Kong International Theme Park Company Limited, Shanghai International Theme Park Company Limited and Shanghai International Associated Facilities Company, Limited, as well as Disney’s Alameda Insurance and Buena Vista Insurance companies.  Prior to that, between 1992 and 2003 he held senior finance positions with Walt Disney World Resort including,  Vice President - Finance and Controllership, Senior Vice President - Operations Finance and Executive Vice President and Chief Financial Officer.  Before that time, Mr. Hunt was a Partner with Ernst & Young.  Mr. Hunt is a member of the Board of Directors of JobSync, a private human resources technology company, and serves on the Board of Trustees for the Children’s Hospital Los Angeles, where he chairs the Finance Committee and is Vice Chair of the Compensation Committee.   Mr. Hunt is a Certified Public Accountant (CPA). Mr. Hunt serves as a member of our Audit and Compensation Committees.  Mr. Hunt’s 36 years of increasingly responsible executive and senior executive finance, strategy and related operational roles, financial expertise and significant international experience were factors considered in connection with his nomination for re-election to the Board.

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Toni Jennings.  Ms. Jennings serves as Chairman of the Board of Jack Jennings & Sons, Inc., a commercial construction firm based in Orlando, Florida, and Jennings & Jennings, Inc., an architectural millwork firm based in Orlando, Florida.  Ms. Jennings previously served on our Board of Directors from 1999 until April 2003.  From 2003 through 2006, Ms. Jennings served as Lieutenant Governor of the State of Florida.  She was the President of Jack Jennings & Sons, Inc. and Secretary and Treasurer of Jennings & Jennings, Inc. from 1982 to 2003.  Ms. Jennings was a member of the Florida Senate from 1980 to 2000, and President of the Florida Senate from 1996 to 2000. She served in the Florida House of Representatives from 1976 to 1980. She is a member of the Board of Directors of Next Era Energy, Inc., a publicly-held company, SunTrust Bank/Central Florida, The Nemours Foundation, and the Foundation for Florida’s Future, and she is past Chair of the Board of the Florida Chamber of Commerce.  She previously served as the Chair of Workforce Florida, Incorporated, and as a Director with the Salvation Army Advisory Board, the University of Central Florida Foundation, Enterprise Florida, and the Florida Partnership for School Readiness.  Ms. Jennings’ experience as owner and operator of a successful business, and her years of service in the legislative and executive branches of the State of Florida are features considered in concluding that she should continue to serve as a director of the Company.  Ms. Jennings serves on our Compensation Committee and our Nominating/Corporate Governance Committee.

Timothy R.M. Main.   Mr. Main is a Senior Managing Director of Evercore Partners.  Prior to joining Evercore in October 2011, Mr. Main worked at JPMorgan Chase, a global investment bank, for 23 years, most recently as a Managing Director and Head of the Financial Institutions Group.  Mr. Main’s extensive experience with complex financial transactions and acquisitions, as well as his broad knowledge of the insurance industry acquired throughout his career, are key components considered in nominating Mr. Main for re-election to the Board.   Mr. Main serves on our Acquisition Committee.

H. Palmer Proctor, Jr.  Mr. Proctor is President and Director of Fidelity Bank and its holding company, Fidelity Southern Corporation, a publicly-held company in Atlanta, Georgia.   He currently serves on the Executive Committee for the bank and the holding company, chairs the Loan and Discount Committee, and serves on the bank’s 401-K, Personnel, Management, and Asset/Liability committees.   He also serves as a member of the Board of Directors and past President of Callanwolde Fine Arts Center and as a Trustee of Fernbank Museum of Natural History.  He is a member of the Advisory Board of Allied Financial.  He is also a member of the Rotary Club of Atlanta and the Buckhead Lions Club.  Mr. Proctor previously served as a director of the Georgia Bankers Association, a Trustee of the Professional Association for Georgia Educators (PAGE), a member of the Board of Directors and Chairman of the Finance Committee for the Frazier Center (Rehabilitation and Education for Disabled Adults and Children), and as a director of the Decatur/DeKalb YMCA.  Mr. Proctor’s business experience, leadership abilities and management expertise were factors considered in connection with his nomination for re-election to the Board.  He serves on our Audit and Acquisition Committees.

Wendell S. Reilly. Mr. Reilly is the Chairman of Berman Capital Advisors and Managing Partner of Grapevine Partners, LLC, of Atlanta, Georgia, a private company.  He is also a General Partner of Peachtree Equity Partners II. Previously, he was Chairman and Chief Executive Officer of Grapevine Communications, LLC, a group of local television stations.  Earlier, he was the Chief Financial Officer of The Lamar Corporation and Haas Publishing Companies. Mr. Reilly currently serves on the Board of Directors of Lamar Advertising Company. He is also on the Board of Trustees of Emory University and The Carter Center. Mr. Reilly is a graduate of Emory College and earned his MBA in Finance from Vanderbilt University.  Mr. Reilly’s business background and experience, including years of service with The Lamar Corporation, a publicly-traded company in which the families of the founders hold significant ownership interests, enhance his ability to analyze and contribute valuable and unique insights on matters including those relating to capital structure, financing and acquisition structure.  Mr. Reilly’s contributions as Chairman of our Acquisition Committee and a member of our Nominating/Corporate Governance Committee were also taken into consideration in connection with his nomination for re-election to the Board.

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Chilton D. Varner.  Ms. Varner has been a member of the law firm of King & Spalding in Atlanta, Georgia since 1976 and a partner since 1983. A graduate of Smith College, where she was named to membership in Phi Beta Kappa, and Emory University School of Law, Ms. Varner was honored with Emory University School of Law’s Distinguished Alumni Award in 1998. In 2001, the National Law Journal profiled Ms. Varner as one of the nation’s top ten women litigators. With more than 25 years of courtroom experience, she specializes in defending corporations in product liability, commercial and other civil disputes. The author of many books and articles on areas of interest in her practice, she has also served as a member of the faculty of the Trial Academy of the International Association of Defense Counsel and regularly presents at bar association meetings around the country. She was a Trustee of Emory University from 1995-2014 and currently continues her services as a Trustee Emeritus.  She has also served on the Board of the Atlanta Symphony Orchestra and The Carter Center.  She served on the Board of Wesley Woods Geriatric Center from 1996 to 2007.  As a practicing attorney and partner of one of the nation’s premier law firms, and a counselor to businesses, their directors and management concerning risk and risk control, Ms. Varner brings a depth of experience and a wealth of unique and valuable perspectives to our Board. She serves as Lead Director of the Board, chairs the Nominating/Corporate Governance Committee, and previously chaired the Compensation Committee, of which she continues to serve as a member.

Linda S. Downs. Ms. Downs has served as our Chief Operating Officer since 2012 and as a Regional President since 2011.  She also serves as a director and as an executive officer for several of our subsidiaries.  Prior to that, she held the titles of Senior Executive Vice President from 2010 to 2011, Executive Vice President for Leadership Development from 2006 to 2010, and Regional Executive Vice President from 2001 to 2006.  In addition to oversight responsibilities spanning all operations of the Company, she has direct reporting responsibility for our Services Division, our Retail Division operations in Florida, Indiana, Illinois, Minnesota, New York and Wisconsin, our Internal Operations teams and our Corporate Benefits Department, all of whose leaders report to her.  Prior to undertaking her current duties, she founded and served as profit center leader of our Orlando, Florida retail office from 1980 to 1998.  Ms. Downs is actively involved with Habitat for Humanity, and is a past member of the Florida Symphony Board, the Downtown (Orlando) Women’s Executive Council and Presidential Advisory Board of Embry-Riddle Aeronautical University.

Charles H. Lydecker. Mr. Lydecker has served as President of our Retail Division since 2012 and serves as director and as an executive officer for several of our subsidiaries.  He served as Regional President from 2011 to 2012 and as one of our Regional Executive Vice Presidents from 2002 to 2011.  From January 1999 until 2006, Mr. Lydecker served as profit center leader of our Daytona Beach, Florida retail office.  Prior to that, Mr. Lydecker served as an account executive from 1990 to 1995 and as sales manager from 1995 to 1999 at the same location.  Mr. Lydecker is Chairman of The Florida Birth Related Neurological Injury Compensation Association (NICA), and he serves as a Director of Gateway Banks of Florida.  He previously served as Vice Chairman of the Florida Ethics Commission and Vice Chairman of the Florida Self-Insurers Guaranty Association.  He is also a member of the Board of Trustees of American University in Washington, D.C. and is the 2014 Fundraising Chair for the Ormond Beach YMCA and the Volusia County Boy Scouts of America.  Mr. Lydecker also serves on several national insurance carriers’ advisory councils.  Mr. Lydecker is a past Director of Associated Industries of Florida, and a past Director and past Chairman of Futures Public Education Foundation, the United Way of Volusia/Flagler (FL) Counties, and Boy Scouts of America in Daytona Beach.  He has twice served as Chairman of the Daytona Beach/Halifax Area Chamber of Commerce.  Mr. Lydecker is also past Chairman of the Florida Housing Finance Corporation, past President of the Volusia/Flagler Chapter of the Florida Association of Independent Agents and a graduate of Leadership Florida.

C. Roy Bridges. Mr. Bridges has been one of our Regional Presidents since 2010, and serves as director and as an executive officer for several of our subsidiaries.  He served as one of our Regional Executive Vice Presidents from 2001 to 2010.  From 1998 to 2011, Mr. Bridges oversaw retail operations in the west coast of Florida, and through the years since 1998, he has also had oversight responsibility for retail and wholesale brokerage profit centers in Arkansas, Louisiana, Nevada, Oklahoma, Tennessee and Texas and, more recently, in California, Colorado, Mississippi, New Mexico, Oregon and Washington. Prior to undertaking his current duties, Mr. Bridges served as profit center leader of our Tampa, Florida retail office from 1998 to 2001, as profit center leader of our Fort Myers, Florida retail office from 1993 to 1998, and as profit center leader of our Brooksville, Florida retail office prior to that time.  He is a past Chairman of the CNA Florida Pacer program, and is a past Board member of the Hernando County Committee of 100, the Salvation Army, and the Lee County Committee of 100, and a past member of Leadership Southwest Florida. As previously disclosed, Mr. Bridges plans to retire from the Company effective April 1, 2014.

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J. Scott Penny.  Mr. Penny has been our Chief Acquisitions Officer since 2011 and one of our Regional Presidents since 2010 and he serves as director and as an executive officer for several of our subsidiaries.  He served as Regional Executive Vice President from 2002 to July 2010.  Mr. Penny is responsible for the oversight of Arrowhead General Insurance Agency, based in San Diego, California, and certain of its affiliates (“Arrowhead”).  Since 2010, Mr. Penny has also overseen the operations of Florida Intracoastal Underwriters, Limited Company and Axiom Re, LP in Florida and North Carolina. From 1999 until January 2003, Mr. Penny served as profit center leader of our Indianapolis, Indiana retail office.  Prior to that, Mr. Penny served as profit center leader of our Jacksonville, Florida retail office from 1997 to 1999.  From 1989 to 1997, Mr. Penny was employed as an account executive and marketing representative in our Daytona Beach, Florida office.

Anthony T. Strianese.  Mr. Strianese has served as one of our Regional Presidents since 2012.  He served as Regional Executive Vice President from July 2007 to January 2012, and serves as director and as an executive officer for several of our subsidiaries. Mr. Strianese is responsible for our Wholesale Brokerage Division, including Peachtree Special Risk Brokers, LLC, Hull & Company, Inc., ECC Insurance Brokers, Inc., MacDuff Underwriters, Inc. and Decus Insurance Brokers Limited, which commenced operations in 2008 in London, England.  Additionally, Mr. Strianese is responsible for certain of our public entity operations located in Georgia, Texas and Virginia. Mr. Strianese joined Brown & Brown in January 2000 and helped form Peachtree Special Risk Brokers. Prior to joining us, he held leadership positions with The Home Insurance Company and Tri-City Brokers in New York City.

 Sam R. Boone, Jr.  Mr. Boone has been one of our Regional Executive Vice Presidents since 2009, and serves as director and as an executive officer for several of our subsidiaries.  Mr. Boone is responsible for the Company’s Services Division and Public Entity operations in Colorado, Florida, Illinois, Indiana, Kentucky, Massachusetts, New Jersey, North Carolina and Washington.  Since 1992, Mr. Boone has served as the profit center leader of USIS, Inc., based in Orlando, Florida.  Mr. Boone joined our predecessor corporation in 1987, and commenced work with USIS in 1990.

Kenneth R. Masters.  Mr. Masters was elected a Regional Executive Vice President in 2007, and serves as director or as an executive officer for several of our subsidiaries.  Mr. Masters has been responsible for the acquisition and oversight of Program Division entities based in California, Florida, Indiana, Kansas, Michigan, Missouri, New Jersey, New York, Oklahoma and Pennsylvania. He served as President of Cal-Surance Associates, Inc., from 1999 until its acquisition by Brown & Brown of California, Inc., one of our subsidiaries, in 2002.  From 2002 to 2007, Mr. Masters served as Chief Executive Officer of the CalSurance division of Brown & Brown Programs Insurance Services, Inc.  Prior to joining CalSurance in 1994, he served as a Senior Executive Vice President of Operations with Transamerica Insurance Company.  Mr. Masters has notified the Company of his intention to retire from the Company by the end of 2014.

Chris L. Walker.    Mr. Walker was elected a Regional Executive Vice President in January 2012 when we acquired Arrowhead.  He serves as Chief Executive Officer of Arrowhead, and has oversight responsibility for Sigma Underwriting Managers.  Mr. Walker has been involved with Arrowhead’s business development strategies, product expansion, acquisitions and the overall operations and infrastructure since joining the organization in 2003.  Prior to that, he served as Vice Chairman of Aon Re.  Mr. Walker’s insurance career began with the reinsurance intermediary E.W. Blanch Co., where he ultimately served as Chairman and CEO of E.W. Blanch Holdings.  He previously served as Chairman of the Brokers and Reinsurance Markets Association.

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R. Andrew Watts.    Mr. Watts joined the Company as Executive Vice President and Treasurer in February 2014, and as Chief Financial Officer upon Cory Walker’s retirement from that position effective March 4, 2014. Prior to joining the Company, he had served as Global Head of Customer Administration for the Financial and Risk Division of Thomson Reuters since 2011, and before that, from 2008 to 2011, he served as Chief Financial Officer for the Investment and Advisory Division of the Financial and Risk Division of Thomson Reuters.  He held other Chief Financial Officer roles within Thomson Reuters from the commencement of his employment there in 2001.  Prior to 2001, he was the Chief Financial Officer and Co-founder of Textera, an internet start-up company, and worked as a Senior Manager with PricewaterhouseCoopers for nine years. Mr. Watts is a Certified Public Accountant (CPA).   Mr. Watts is currently the Chairman of the Board for Surflight Theatre, where he has served as a board member since July 2012.  He was previously the Chairman of the Board for Make-A-Wish Foundation of New Jersey from 2005 through 2007 and served on that board from 2000 through 2007.

Robert W. Lloyd.  Mr. Lloyd has served as our General Counsel since 2009 and as Vice President since 2006.  Mr. Lloyd served as Chief Litigation Officer from 2006 until 2009 and as Assistant General Counsel from 2001 until 2006.   Prior to that, he worked as sales manager and marketing manager, respectively, in our Daytona Beach, Florida retail office.  Before joining us, Mr. Lloyd practiced law with the law firm of Cobb & Cole, P.A. in Daytona Beach, Florida.

Laurel L. Grammig. Ms. Grammig was named Chief Compliance & Regulatory Officer in 2012, and has been our Vice President and Corporate Secretary since 1994.  She was Chief Corporate Counsel from 2009 to 2012, and from 1994 until 2009, she served as our General Counsel.  Ms. Grammig serves as an executive officer for a number of our subsidiaries. Before joining us, Ms. Grammig was a partner of the law firm of Holland & Knight LLP in Tampa, Florida.

Richard A. Freebourn, Sr.  Mr. Freebourn has served as Vice President, Internal Operations since 2004 after serving as Director, Internal Operations since 2002.  He has been responsible for acquisition due diligence from 2002 through the present.  From 2000 until 2002, he served as our Director of Internal Audit, and from 1998 until 2000, he served as Vice President and Operations Leader of our Indianapolis, Indiana retail profit center.  Mr. Freebourn has been employed by us since 1984.  He originally joined Brown & Brown Insurance as part of an acquisition in Fort Myers, Florida, where he was the Accounting Leader and eventually the Personal Lines, Commercial Lines and Operations Leader through 1997. The Financial Operations, Insurance Operations, Information Technology and Team Resources (HR) Review Teams continue to report to Mr. Freebourn today.  He is also responsible for Corporate Financial Compliance and Employee Compensation Teams while continuing to lead all Acquisition Due Diligence Teams.  The recruiting programs he leads continue to identify, train and acculturate quality teammates to become future Sales, Financial, HR, IT and Insurance Operations leaders.

Board and Board Committee Matters

During 2013, our Board of Directors held four regular meetings and twelve telephonic special meetings.  Each incumbent director serving during 2013 attended at least 75% of the total number of Board meetings, and at least 75% of the total number of meetings of committees of which such director is a member.  The Board expects, but does not require, all directors and director nominees to attend the Annual Shareholders’ Meeting.  All members of the Board attended the 2013 Annual Shareholders’ Meeting.  The Board conducts executive sessions of non-management directors in connection with each regularly scheduled meeting of the Board.  Our Lead Director, Chilton D. Varner, presides over these executive sessions.

The NYSE has adopted listing standards relating to director independence that require that directors satisfy certain “bright line” criteria to be deemed “independent,” as that term is defined in the NYSE listing standards.  The Board has applied these standards in affirmatively determining that certain of the Company’s directors have no material relationship with the Company that would impair such directors’ independence, as explained more fully below.  As required by the NYSE listing standards, the Board considers all material relevant facts and circumstances known to it in making an independence determination, both from the standpoint of the director and from that of persons or organizations with which the director has an affiliation.

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The Board has considered the independence in light of NYSE standards applied to each director nominee and to such nominees’ immediate family members, and has affirmatively determined that the following ten of the twelve director nominees have no material relationship with us other than service as a director, and are therefore independent: Samuel P. Bell, III; Hugh M. Brown; Bradley Currey, Jr.; Theodore J. Hoepner; James S. Hunt; Toni Jennings; Timothy R.M. Main; H. Palmer Proctor, Jr.; Wendell S. Reilly; and Chilton D. Varner.  Among other things, the Board considered the relationships described below in “Certain Relationships and Related Transactions.”  In each case, the Board considered the fact that from time to time, in the ordinary course of business and on usual commercial terms, we and our subsidiaries may provide services in our capacities as insurance intermediaries to various directors of the Company, and to entities in which various directors of the Company have direct or indirect interests.  In the case of Mr. Main, the Board considered the fact that Evercore Partners, of which Mr. Main is a Senior Managing Director, consulted with the Company concerning certain potential acquisitions in 2013, and is currently working with the Company on potential financing transactions. The Board concluded that the relationship, and the compensation potentially to be paid to Evercore Partners with respect to services currently being rendered to the Company, which in the aggregate comprises less than one percent of the revenue of the Company and less than one percent of the revenue of Evercore Partners, was not material.  In the case of Messrs. Currey and Hoepner, the Board considered the fact that these two directors are investors in a bank holding company in which Messrs. Hyatt Brown and Powell Brown also are investors, in which a checking account with a balance of approximately $3 million was maintained by the Company in 2013 and for which a subsidiary of the Company provides insurance services and concluded that the investment, which in the aggregate comprised less than five percent of the outstanding stock of the bank holding company, was not material.

Our Board of Directors has an Audit Committee, Compensation Committee, and Nominating/Corporate Governance Committee. The charters of each of these Board committees are available in the “Corporate Governance” section, under “Key Documents” on our website (www.bbinsurance.com) and are also available in print to any shareholder who requests a copy from the Corporate Secretary at 655 North Franklin Street, Suite 1900, Tampa, Florida 33602.  The current members of the Audit Committee are Theodore J. Hoepner (Chair), Hugh M. Brown, James S. Hunt and H. Palmer Proctor, Jr., each of whom is independent as defined in the NYSE listing standards.  The duties of the Audit Committee are to recommend to the Board of Directors the selection of independent registered public accountants, to meet with our independent registered public accountants to review and discuss the scope and results of the annual audit, and to consider various accounting and auditing matters related to the Company, including our system of internal controls and financial management practices.  The Audit Committee held four regular meetings and two special telephonic meetings during 2013, and includes at least one audit committee financial expert, James S. Hunt, among its members.

The Compensation Committee currently consists of Samuel P. Bell, III (Chair), Theodore J. Hoepner, James S. Hunt, Toni Jennings and Chilton D. Varner, each of whom is independent as defined in the NYSE listing standards.  The Compensation Committee sets the base salary levels and bonuses for our Chief Executive Officer, and determines the salary levels and bonuses for our other executive officers, including the Named Executive Officers. See “Executive Compensation - Compensation Committee Report” and “Compensation Discussion and Analysis.”  The Compensation Committee also reviews and makes recommendations with respect to our existing and proposed compensation plans, and is responsible for administering our 1990 Employee Stock Purchase Plan, our Performance Stock Plan, which was suspended in April 2010, our 2000 Incentive Stock Option Plan (“ISO Plan”), which expired December 31, 2008, and our 2010 Stock Incentive Plan (“SIP”).  The Compensation Committee is authorized by its charter to form and delegate authority to subcommittees when appropriate.  In 2013, the Compensation Committee engaged Pearl Meyer & Partners (“PMP”), an independent outside compensation consulting firm, to assist with a review of the components, structure and design of compensation arrangements with our executive officers and other key employees to assure that such compensation continues to be competitive and aligned with shareholder interests.  The Compensation Committee considers PMP to be independent because PMP performed no services for the Company’s management unrelated to services performed for the Compensation Committee and there was no conflict of interest raised as a result of any work performed by PMP, directly or indirectly, for the Committee during fiscal 2013.  The Compensation Committee held four regular meetings and three special telephonic meetings in 2013.

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The Nominating/Corporate Governance Committee currently consists of Chilton D. Varner (Chair),  Hugh M. Brown, Bradley Currey, Jr., Toni Jennings and Wendell S. Reilly, each of whom is independent as defined in the NYSE listing standards.  This Committee’s duties include responsibilities associated with corporate governance, as well as the nomination of persons to stand for election to the Board at our Annual Shareholders’ Meeting and recommendation of nominees to the Board of Directors to fill vacancies on, or as additions to, the Board.  The Nominating/Corporate Governance Committee held four regular meetings and one special meeting in 2013.

The Nominating/Corporate Governance Committee will consider director nominations that are submitted in writing by shareholders in accordance with our procedures for shareholder proposals.  See “Proposals of Shareholders” below.  Such proposals must contain all information with respect to such proposed candidate as required by the SEC’s proxy rules, must address the manner in which the proposed candidate meets the criteria described below, and must be accompanied by the consent of such proposed candidate to serve as a director, if elected.  The Nominating/Corporate Governance Committee has not established “minimum qualifications” for director nominees, because it is the view of the Committee that the establishment of rigid “minimum qualifications” might preclude the consideration of otherwise desirable candidates for election to the Board.  The Nominating/Corporate Governance Committee will evaluate director candidates based on a number of factors, including: (a) the need or desirability of maintaining or expanding the size of the Board; (b) independence; (c) credentials, including, without limitation, business experience, experience within the insurance industry, educational background, professional training, designations and certifications; (d) interest in, and willingness to serve on, the Board; (e) ability to contribute by way of participation as a member of Board committees; (f) financial expertise and sophistication; (g) basic understanding of the Company’s principal operational and financial objectives, plans and strategies, results of operations and financial condition, and relative standing in relation to the Company’s competitors; and (h) willingness to commit requisite time and attention to Board service, including preparation for and attendance at regular quarterly meetings, special meetings, committee meetings and periodic Board “retreats” and director education programs.  With respect to diversity, while no formal policy has been proposed or adopted, heterogeneity of points of view, background, experience, credentials, gender and ethnicity is considered desirable, and characterizes the current composition of our Board.

The Nominating/Corporate Governance Committee and the Board consider a variety of sources when identifying individuals as potential Board members, including other enterprises with which current Board members are or have previously been involved and through which they have become acquainted with qualified candidates.  The Company does not pay any third party a fee to assist in the identification or evaluation of candidates.

The Nominating/Corporate Governance Committee has nominated those twelve (12) persons named in “Proposal 1 - Election of Directors” below to stand for election to the Board of Directors at the 2014 Annual Shareholders’ Meeting.

Majority Voting for Directors

In February 2012, the Board amended our Bylaws to change the voting standard for the election of our directors in uncontested elections from a plurality standard to a majority voting standard. In contested director elections, the plurality standard will apply, which means the nominees receiving the greatest numbers of votes will be elected to serve as directors.

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To be elected in an uncontested election, the votes “for” a director must exceed 50% of the votes actually cast with respect to the director’s election. Votes actually cast include votes where the authority to cast a vote for the director’s election is explicitly withheld and exclude abstentions with respect to that director’s election, so abstentions and any broker non-votes will have no effect on the election of directors. If an incumbent director does not receive more than 50% of the votes actually cast with respect to such director’s election, and no successor has been elected at the meeting, such director shall promptly tender his or her conditional resignation following certification of the vote. The Nominating/Corporate Governance Committee shall consider the resignation offer and recommend to the Board whether to accept such offer, and the Board will endeavor to act on the recommendation within 90 days. Thereafter, the Board will promptly disclose its decision concerning whether to accept the director’s resignation offer (and, if applicable, the reasons for rejecting the offer) in a Report on Form 8-K or a press release. If the Board does not accept the resignation, the director will continue to serve until the next annual meeting and until a successor has been elected and qualified or until such director’s earlier death, resignation or removal. If the Board accepts the resignation, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board.

The election of directors at the Meeting is an uncontested election and thus the majority voting standard applies.

Board Leadership

Our Board has the flexibility to determine whether the roles of Chairman of the Board and Chief Executive Officer should be separated or combined.  The Board makes this decision based on its evaluation of the circumstances and the specific needs of the Company.  Mr. Hyatt Brown, who retired from the position of Chief Executive Officer in 2009, continues to serve as Chairman of the Board, while Mr. Powell Brown serves as Chief Executive Officer.

We believe that our leadership structure is desirable because it allows Mr. Powell Brown to focus his efforts on running our business and managing the Company in the best interests of our shareholders, while we continue to realize the benefits of Mr. Hyatt Brown’s extensive business and industry experience, knowledge of our company, current and past service on boards of other publicly-traded companies and proven leadership ability.

Risk Oversight

Our business involves assisting our clients with issues related to risk, and we believe that the insight gained from this activity helps us to more effectively manage our risks.  Our leadership is aware that risks are associated with all enterprises, and that varying degrees of risk are acceptable, and indeed desirable, in different endeavors.

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board and its Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee receive regular reports from members of senior management on areas of material risk to the Company, including operational, financial, strategic, competitive, reputational, legal and regulatory risks. The Board believes that risk oversight is a responsibility of the entire Board, and it does not look to any individual director or committee to lead it in discharging this responsibility.

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At the committee level, our Audit Committee regularly reviews our financial statements and our financial and other internal controls. Our Compensation Committee regularly reviews our executive compensation policies and practices, and employee benefits, and the risks associated with each. Our Nominating/Corporate Governance Committee considers issues associated with the independence of our Board, corporate governance and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Further, our Financial Operations Review Team, which is responsible for the performance of the internal audit function, and our Insurance Operations Review Team, which is responsible for the day-to-day monitoring of our operational internal controls, regularly assess risks and potential risks associated with our operations.  These departments report to our Audit Committee on a quarterly basis, unless more frequent reports are necessary.

Additionally, our independent registered public accountants regularly identify and discuss with our Audit Committee risks and related mitigation measures that may arise during their regular reviews of the Company’s financial statements, audit work and executive compensation policies and practices, as applicable.

Also, for the past several years, our Chief Executive Officer, with the assistance of the General Counsel in 2013, has annually made a detailed presentation to our Board of Directors about risks associated with our business.  This presentation includes extensive discussion, analysis and categorization of risks with respect to likelihood of occurrence, severity and frequency, as well as consideration of mitigating factors that contribute to lessening the potential adverse consequences associated with such risks (which can never, in any business, be fully eliminated).  This presentation is prepared with input from the Company’s executive officers, including those officers with regional operational responsibilities, and others.

We believe that our compensation policies and principles in conjunction with our internal oversight of those policies and principles reduce the possibility of imprudent risk-taking.  We further believe that the Board’s approach to risk oversight, as described above, optimizes its ability to assess the various risks, make informed decisions, and approach emerging risks in a proactive manner for the Company.  We do not believe that our compensation policies and principles are reasonably likely to have a material adverse effect on the Company.

Corporate Governance Principles; Code of Business Conduct and Ethics; Code of Ethics for Chief Executive Officer and Senior Financial Officers

The Board of Directors has adopted Corporate Governance Principles, a Code of Business Conduct and Ethics, and a Code of Ethics for Chief Executive Officer and Senior Financial Officers, the full text of each of which can be found in the “Corporate Governance” section, under “Key Documents” on our website (www.bbinsurance.com), and each of which is available in print to any shareholder who requests a copy by writing our Corporate Secretary at 655 North Franklin Street, Suite 1900, Tampa, Florida 33602.

Communication with Directors

Interested parties, including shareholders, may communicate with our Board of Directors, with specified members or committees of our Board, or with non-management directors as a group or with the Lead Director of the non-management directors, Chilton D. Varner, by sending correspondence to our Corporate Secretary at 655 North Franklin Street, Suite 1900, Tampa, Florida 33602, and specifying in such correspondence that the message is for our Board or for one or more of its members or committees.  Communications will be relayed to directors no later than the next regularly scheduled quarterly meeting of the Board and Board Committees.

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Compensation of Directors

During 2013, directors who are not employees of ours were paid $17,500 for attendance at each regular quarterly Board meeting attended in person, $2,000 for attendance at the annual Board “retreat,” $1,500 for attendance at each special Board meeting and $1,500 for each committee meeting attended if such meeting occurred other than in conjunction with regularly scheduled quarterly Board meetings. In addition, the Chair of the Audit Committee is paid $4,000 in January of each year and the Chairpersons of the Compensation and Nominating/Corporate Governance Committees each receive $2,000 in January of each year for services associated with those offices. Each director who is not an employee of ours also receives, in January of each year (unless accelerated for reasons such as tax reasons, as in 2012) a grant of $32,000 worth of shares of our common stock under our 2010 Stock Incentive Plan (“SIP”), valued as of the close of business on the last business day before the regular January meeting of the Compensation Committee, as additional compensation for such director’s services.  Because payment of the annual stock grant described here was accelerated and made in December 2012 rather than in January 2013, there were no such stock grants made in 2013 to directors not employed by us.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board.  No director who is an employee of ours receives separate compensation for services rendered as a director.

The Board approved the adoption of policies prohibiting the “hedging” of our stock by directors or executive officers and prohibiting the pledging of our stock by directors in January 2014, and is in the process of developing a policy with respect to the pledging of our stock by our executive officers, which policy is expected to be adopted in 2014.

The following table sets forth cash and other compensation earned during 2013 by directors who are not Named Executive Officers.

2013 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)
Samuel P. Bell, III	95,000	-	-	95,000
Hugh M. Brown	93,000	-	-	93,000
J. Hyatt Brown	-	-	214,093(2)	214,093
Bradley Currey, Jr.	91,500	-	-	91,500
Theodore J. Hoepner	98,500	-	-	98,500
James S. Hunt	69,500	-	-	69,500
Toni Jennings	94,500	-	-	94,500
Timothy R.M. Main	85,500	-	-	85,500
H. Palmer Proctor, Jr.	91,500	-	-	91,500
John R. Riedman(3)	39,500	-	-	39,500
Wendell S. Reilly	93,500	-	-	93,500
Chilton D. Varner	95,000	-	-	95,000

(1)	As indicated above, stock grants that would ordinarily have been made in January 2013 were made in December 2012 and therefore, no stock awards were received by directors not employed with us in 2013.
(2)
Mr. Hyatt Brown received compensation of $214,093, consisting of $180,000 for services rendered to the Company in 2013, including assistance with acquisitions and recruitment, $7,200  in matching and profit-sharing contributions made by the Company to his 401(k) Plan account for 2013, $19,446 for reimbursement of amounts earned by the Company for personal lines insurance he purchased through the Company or its subsidiaries, and $7,447 for business entertainment expenses and the cost of certain club membership dues.

(3)	Mr. Riedman served as a director until May 2013. He did not stand for re-election to the Board at last year’s annual meeting.

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Related Party Transactions Policy

Our Board of Directors adopted a written policy governing the approval of related party transactions following our 2007 fiscal year.  “Related Party Transactions” are transactions in which the Company is a participant, the amount involved exceeds $120,000 when all such transactions are aggregated with respect to an individual, and a “related party” had, has or will have a direct or indirect material interest.  “Related parties” are our directors (including any nominees for election as directors), our executive officers, any shareholder who beneficially owns more than five percent (5%) of our outstanding common stock, and any firm, corporation, charitable organization or other entity in which any of the persons listed above is an officer, general partner or principal or in a similar position or in which the person has a beneficial ownership interest of ten percent (10%) or more.  Under our Related Party Transactions Policy (the “Policy”), our Chief Compliance & Regulatory Officer (or our Chief Executive Officer if the related party is the Chief Compliance & Regulatory Officer or an immediate family member of the Chief Compliance & Regulatory Officer) will review any potential Related Party Transaction to determine if it is subject to the Policy.  If so, the transaction will be referred to the Nominating/Corporate Governance Committee for approval or ratification.  If, however, the Chief Compliance & Regulatory Officer determines that it is not practical to wait until the next meeting of the Nominating/Corporate Governance Committee, the Chair of the Nominating/Corporate Governance Committee shall have the authority to act on behalf of the Nominating/Corporate Governance Committee on whether to approve or ratify a Related Party Transaction (unless the Chair of the Nominating/Corporate Governance Committee is a Related Party in the Related Party Transaction).  In determining whether to approve or ratify a Related Party Transaction, the Nominating/Corporate Governance Committee (or, as applicable, the Chair of the Nominating/Corporate Governance Committee) will consider, among other things, the benefits of the transaction to the Company, the potential effect of entering into the transaction on a director’s independence, the availability of other sources for the products or services, the terms of the transaction and the terms available to unrelated third parties generally.  The Nominating/Corporate Governance Committee has authority to administer the Policy and to amend it as appropriate from time to time.

Certain Relationships and Related Transactions

John R. Riedman, one of our directors for a portion of 2013, is Chairman of, and holds an equity interest greater than ten percent (10%) in, Riedman Corporation, the landlord under a lease agreement with one of our subsidiaries, as tenant, with respect to office space in Rochester, New York.  The lease provides for payment of annual rent of $272,496 for a five-year period commencing January 1, 2011.  Mr. Riedman did not stand for re-election to the Board at last year’s annual shareholders’ meeting.

J. Hyatt Brown, who is one of our directors and the father of J. Powell Brown, received compensation of $214,093, consisting of $180,000 for services rendered to the Company in 2013, including assistance with acquisitions and recruitment, $7,200 in matching and profit-sharing contributions made by the Company to his 401(k) Plan account, $19,446 for reimbursement of amounts earned by the Company for personal lines insurance he purchased through the Company, and $7,447 for business entertainment expenses and the cost of certain club membership dues.  Mr. Hyatt Brown serves as Chairman of the Board of the Company.

P. Barrett Brown, who is the son of Mr. Hyatt Brown and the brother of Mr. Powell Brown, serves as Regional Vice President, as well as executive vice president and profit center leader of the Tampa, Florida office of Brown & Brown of Florida, Inc., and is responsible for oversight of three other central Florida-based offices of this subsidiary as well as for oversight of  “Brown & Brown University,” a training program offering technical and sales courses for new producers, profit center leaders and other groups within our organization, and Beecher Carlson Insurance Services, LLC since our acquisition of this entity in July 2013.  He received compensation of $583,864 for services rendered in 2013.  Additionally, he received grants under our SIP with value of $899,947 in 2013.  Carrie Brown, who is married to P. Barrett Brown, is employed by us as Corporate Counsel and received compensation of $219,500 for services rendered in 2013.

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Zambezi, LLC (“Zambezi”), a Florida limited liability company whose Members and Managers are J. Hyatt Brown and his wife, Cici Brown, owns a Cessna Citation Sovereign aircraft (the “Aircraft”), which the Company leases pursuant to an Aircraft Dry Lease Agreement (the “Agreement”) with Zambezi. From the beginning of 2013 until March 1, 2014, the Company paid Zambezi $132,895 under the Agreement to lease the Aircraft.  Pursuant to the Agreement, subject to availability of the Aircraft and other specified conditions, Mr. Hyatt Brown has the right to use the Aircraft for personal use subject to reimbursement paid to the Company at the maximum rate permitted by law.  From the beginning of 2013 until March 1, 2014, Mr. Hyatt Brown paid $232,627 to the Company for such personal use of the Aircraft. The Company and Zambezi also are party to an Airside Sub-Lease Agreement and Services Agreement, pursuant to which Zambezi leases hangar space from the Company and pursuant to which pilots and mechanics employed by the Company are available to pilot and service the Aircraft as provided therein. From the beginning of 2013 until March 1, 2014, Zambezi paid the Company $22,365 for the lease of hangar space for the Aircraft, and $43,176 for the services of pilots and mechanics employed by the Company and for parts, equipment and supplies related to the Aircraft’s maintenance and operation.

Richard A. Freebourn, Jr., who is the son of Richard A. Freebourn, Sr., is employed by us as profit center leader and executive vice president of the Norfolk, Virginia office of Brown & Brown Insurance Agency of Virginia, Inc., one of our subsidiaries, and received compensation of $215,101 for services rendered to that subsidiary in 2013.  Additionally, he received grants under our SIP with value of $125,027 in 2013.

Hugh M. Brown is a member of the Advisory Board of Directors of SunTrust Bank of Orlando, Toni Jennings is a director of SunTrust Bank/Central Florida, and Robert W. Lloyd is a director of SunTrust Bank/East Central Florida.  We have a $100 million term loan and a $50 million revolving credit facility with SunTrust (subject to potential increases up to $100 million).  SunTrust also acts as escrow agent with respect to accounts related to certain acquisitions we have made.  We expect to continue to use SunTrust during 2014 for a significant portion of our cash management requirements, and we expect SunTrust to be involved in any financing facilities in which we may become involved in 2014. Two of our subsidiaries provide insurance-related services to subsidiaries of SunTrust, and a number of our offices provide services with respect to premium financing to another such subsidiary of SunTrust.  Payments made to, and received from, SunTrust in 2013 totaled less than one percent (1.0%) of our or SunTrust’s total consolidated revenues.

For additional information concerning transactions with related persons, see “Executive Compensation - Compensation Committee Interlocks and Insider Participation.”

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers, and persons who own more than ten percent (10%) of our outstanding shares of common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Directors, officers and 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

 Based solely on our review of such reports and written representations from reporting persons, we believe that during 2013, our directors, officers and 10% beneficial owners timely complied with all applicable filing requirements, with the following two exceptions:  Richard A. Freebourn, Sr., Vice President – Internal Operations was eleven days late reporting a transaction involving automatic annual vesting of a portion of an equity grant that was effective February 27, 2013 and Anthony T. Strianese, Regional President, was one day late in reporting a transaction effective November 6, 2013.

COMPENSATION DISCUSSION AND ANALYSIS

Our overall compensation philosophy is as follows:

●	Attract and retain high-quality people, which is crucial to both the short-term and long-term success of the Company;
●	Reinforce strategic performance objectives through the use of incentive compensation programs; and
●	Create a mutuality of interest between our executive officers and shareholders through compensation structures that promote the sharing of the rewards and risks of strategic decision-making.

Our compensation system is designed to drive results and has traditionally been tied to increases in net income, pre-tax earnings, and our stock price.  We seek to provide an executive compensation package that is driven by our overall financial performance, increases in shareholder value, the success of the business units directly impacted by the executive’s performance, and the performance of the individual executive.

We strive to provide a combination of pay elements with the goal of aligning executive incentives with shareholder value. Our executive compensation program includes both short and long-term compensation, with an emphasis on compensation that is tied to corporate and stock price performance.  In the case of our PSP and the bulk of awards under our SIP, stock price appreciation and growth in our earnings per share, respectively, are fundamental to the realization of a compensation benefit.

In 2013, our Compensation Committee, with the assistance of the Chief Executive Officer and an independent outside compensation consultant engaged by the Compensation Committee, commenced a review of the components, structure and design of the compensation arrangements for our executive officers and other key employees.  As the consequence of this review, which is an evolving process and which continues today, two components were introduced into the mix of elements comprising total compensation for our Named Executive Officers and other key personnel:  the first was Performance-Triggered Stock Grants (“PTSGs”), which are SIP grants with employment vesting conditions that are exclusively time-based (these were first granted to certain of our Named Executive Officers in July 2013, as discussed below), and the second was the addition of a longer-term equity award, in the form of PTSGs with five-year employment vesting conditions, to be granted annually in January and February to certain of our Named Executive Officers in recognition of performance in the previous year.   We believe that the introduction of equity awards with time-based vesting conditions as a complement to our traditional equity awards characterized by both performance-based and time-based vesting conditions will more effectively incentivize and reward key personnel, and we believe that the addition of a longer-term equity award for services performed the previous year will help us to motivate and retain those whose performance drives our results.

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Another consequence of our Compensation Committee’s consideration of recommendations based upon data supplied by the independent outside compensation consultant was the evaluation of the 15-year and 10-year vesting periods associated with past grants under our PSP and SIP, which resulted in the reduction of such vesting periods for grants approved in 2013 so that, for example, in the case of our traditional SIP grants with performance and time-based vesting conditions, vesting will occur after seven years, subject to satisfaction of the performance conditions associated with such grants. We continue to believe that the relatively lengthy vesting periods associated with our equity grants generally encourage a longer-term perspective and serve to enhance retention of key personnel.

In this section, we discuss certain aspects of our compensation program as it pertains to our principal executive officer, our principal financial officer, and our three other most highly-compensated executive officers in 2013 (collectively, the “Named Executive Officers”). Our discussion focuses on compensation and practices relating to our most recently completed fiscal year.

Base Compensation. Base salaries are designed to provide competitive levels of compensation to our executives, based on scope of responsibility and duties. We pay base salaries because they provide a basic level of compensation and are necessary to recruit and retain executives. With the exception of the base salaries of Messrs. Powell Brown and Cory Walker, which did not increase in 2013, base salaries increased for the Named Executive Officers in 2013 in recognition of the results of the operations for which each was responsible in 2012.  For additional information concerning compensation determinations for the Chief Executive Officer, please refer to the paragraph captioned “CEO Compensation,” below.

Annual Non-Equity Incentives and Bonuses. In 2013, short-term compensation for Named Executive Officers primarily consisted of a non-equity annual incentive compensation element.  Each Named Executive Officer had an opportunity to earn a non-equity incentive compensation amount for 2013 based on objective performance criteria such as the earnings performance of the Company as a whole and, in the case of those executive officers with regional operational responsibilities such as Messrs. Lydecker and Strianese, the performance of the region for which such executive officer was responsible.

With respect to 2013 non-equity incentives and bonuses for the Named Executive Officers other than the Chief Executive Officer, the Compensation Committee, after consideration, discussion and review, accepted without modification the recommendations of the Chief Executive Officer, which recommendations were, for the most part, the expected result of the application of the compensation system and formulas established and reviewed with the Compensation Committee and with these officers during 2013.  The 2013 non-equity incentive for Mr. Powell Brown, Chief Executive Officer, was determined by the Compensation Committee.  For additional information concerning compensation determinations for the Chief Executive Officer, please refer to the paragraph captioned “CEO Compensation,” below.

While not exercised in 2013, the Compensation Committee expressly reserves the right, in its sole discretion, to reduce the annual non-equity incentive for any Named Executive Officer or to pay no annual non-equity incentive at all, if the Company’s performance is unexpectedly poor or if the intended recipient commits acts of malfeasance.

2013 Annual Non-Equity Incentives for Messrs. Powell Brown and Walker, and Ms. Downs

For Messrs. Powell Brown and Walker and Ms. Downs, whose responsibilities encompassed the Company as a whole rather than being tied to a particular region, the 2013 non-equity incentive amount was determined by the change in earnings per share in 2013 from 2012, subject to a “cap” of 15% on any increase, without regard for change in acquisition earn-out payables.  The non-equity incentive amount for Messrs. Powell Brown and Walker and Ms. Downs was calculated based on the following formula: [target non-equity incentive amount] times [100% plus the percentage change in earnings per share, without regard for change in acquisition earn-out payables].

21

The target non-equity incentive amounts for purposes of this calculation were: for Mr. Powell Brown, $1,200,000; for Mr. Walker, $325,000; and for Ms. Downs, $600,000.  Our earnings per share in 2013 after adjustment to exclude change in acquisition earn-out payables equaled $1.50, which represented an increase of 18% over 2012.  As a result, after application of the 15% “cap” on the increase in earnings per share described above, the 2013 non-equity incentive amounts were: for Mr. Powell Brown, $1,380,000; for Mr. Walker, $373,750; and for Ms. Downs, $690,000.

2013 Annual Non-Equity Incentives for Messrs. Lydecker and Strianese

For Messrs. Lydecker and Strianese, as for most of our other executive officers with regional operational responsibilities, the 2013 non-equity incentive amount consisted of two components, which are outlined in detail below.

●
The first component, which affected 40% of the 2013 non-equity incentive amount, was determined by the change in earnings per share in 2013 from 2012, without regard for change in acquisition earn-out payables.  The first component was calculated based on the following formula: [40%] times [target non-equity incentive amount] times [100% plus the percentage change in earnings per share without regard for change in acquisition earn-out payables].  The target non-equity incentive amounts for these individuals were: for Mr. Lydecker, $700,000; and for Mr. Strianese, $675,000.  As a result, the first component of the 2013 non-equity incentive amounts was: for Mr. Lydecker, $330,709; and for Mr. Strianese, $318,898.

●
The second component, which affected 60% of the 2013 non-equity incentive amount, was determined by the change in adjusted pre-tax income of individual regions.  The second component was calculated based on the following formula: [60%] times [target non-equity incentive amount] times [100% plus (percentage increase in adjusted pre-tax income for the regions for which each of Messrs. Lydecker and Strianese were responsible in 2013 over 2012)], subject to a cap of 125% of 60% of the target non-equity incentive amount.  As discussed above, the target non-equity incentive amounts for these individuals were: for Mr. Lydecker, $700,000; and for Mr. Strianese, $675,000.  In 2013, Mr. Lydecker’s region experienced an increase of 16.31% and Mr. Strianese’s region experienced an increase of 31.51% in adjusted pre-tax income (after adjustment for gains or losses on sales of books of business and sales of fixed assets, changes in acquisition earn-out liabilities and certain regional expenses).  As a result, the second component of the 2013 non-equity incentive amounts was: for Mr. Lydecker, $488,522; and for Mr. Strianese, $506,250, after application of the cap described above.

After application of these formulas, the total non-equity incentive amounts representing the sum of the two components described above were: Mr. Lydecker, $819,231 and for Mr. Strianese, $825,148.

2013 Discretionary Bonuses

Each of the Named Executive Officers eligible for the non-equity incentives described above was also eligible to receive additional discretionary bonus amounts upon such terms and conditions as might be determined by the Chief Executive Officer, subject to the approval of the Compensation Committee, or, in the case of the Chief Executive Officer, as might be determined by the Compensation Committee.  Such additional discretionary bonus amounts were approved for 2013 for:  (a) Ms. Downs in the amount of $110,000, most of which represented a market adjustment due to the increasing breadth of her responsibilities as Chief Operating Officer of the Company as the consequence of the Company’s growth in 2013 and the balance of which reflected her extraordinary performance of the duties associated with that position; (b) Mr. Lydecker in the amount of $230,769 in recognition of assumption of increasing levels of responsibility associated with performance in his first full year as President of the Company’s largest division, its Retail Division; and (c) Mr. Strianese in the amount of $28,729 in recognition of exceptional performance of duties associated with responsibility for the Wholesale Brokerage Division, and in recognition of the outstanding results achieved by that division under his leadership in 2013.

22

The 2013 non-equity incentive payouts and discretionary bonuses are also shown in the Summary Compensation Table on page 26 under the “Bonus” and “Non-Equity Incentive Plan Compensation” columns, as applicable.

Long-Term Compensation: Performance Stock Plan, 2000 Incentive Stock Option Plan, and 2010 Stock Incentive Plan. We emphasize long-term variable compensation at the senior executive levels because of our desire to reward effective long-term management decision-making and our desire to retain executive officers who have the potential to impact both our short-term and long-term profitability. Long-term incentives are designed to focus attention on long-range objectives and future returns to shareholders, and are presently delivered to the Named Executive Officers through the SIP, and previously, until its suspension in April 2010, through the PSP. The Compensation Committee administers our SIP, PSP and our ISO Plan, and may grant shares of performance stock under the SIP to key employees based upon compensation levels, sales production levels and performance evaluations. In 2013, as described more fully below, grants of stock pursuant to the SIP were made to all of the Named Executive Officers.

In 2010, the Company adopted, and the shareholders approved, the SIP, including a sub-plan currently applicable only to Decus Insurance Brokers Limited, which, together with its parent company, Decus Holdings (UK) Limited, is our only United Kingdom-based subsidiary.  Prior to the SIP’s adoption, the only equity incentive plan under which grants could be made was the PSP.  The SIP enables the Compensation Committee to make grants of options and stock appreciation rights as well as performance-based and time-based restricted stock, including grants with vesting conditions identical to those associated with past PSP grants. Following the approval of the SIP by the shareholders of the Company, the PSP was suspended (prior grants under the PSP would remain outstanding for the duration of their terms) and the number of shares available for issuance under the SIP became that number of shares that shareholders had previously approved for future issuance under the PSP, plus any granted PSP or SIP shares that are forfeited in the future.

Grants of stock under our SIP, and previously our PSP, are intended to provide an incentive for key employees to achieve our long-range performance goals by providing incentives to remain with us for a significant period after the grant date and, in most cases, by tying the vesting of the grant to one or more performance-based conditions, such as appreciation of our stock price, in the case of the PSP and some SIP grants, or increases in our earnings per share at specified rates over a five-year measurement period, in the case of other SIP grants.

July 2013 SIP Grants.  In July 2013, two types of grants were made under our SIP.  All of the Named Executive Officers received “Performance-Based Stock Grants” subject to performance-based and time-based vesting conditions and, with the exception of Mr. Powell Brown, all of the Named Executive Officers also received PTSGs with a time-based vesting condition requiring seven years of continuous employment from the date of grant.

23

With respect to the Performance-Based Stock Grants, the vesting conditions are as follows:

●
two-thirds of the granted shares are subject to a performance-based condition pursuant to which the sum of the Company’s annual earnings per share over a five-year measurement period must reflect growth at a compound annual growth rate of 7.5%, and

●
the remaining one-third of the granted shares are subject to a performance-based condition pursuant to which the sum of the Company’s annual earnings per share over the same five-year measurement period must reflect growth at a compound annual growth rate of 10%.

If the applicable earnings per share growth condition is not satisfied, the granted shares subject to the performance-based condition are forfeited.

If the applicable earnings per share growth condition is satisfied, recipients of Performance-Based Stock Grants acquire voting and dividend rights with respect to the granted shares upon satisfaction of such condition, and the extent to which the granted shares become vested is conditioned upon the Named Executive Officer’s continued employment thereafter, through one or more specified vesting dates:

●
with respect to the two-thirds of the granted shares subject to the 7.5% compound annual growth rate condition, half will vest in three equal installments at the beginning of the sixth, seventh and eighth years following the date of grant, while the remainder will vest at the beginning of the eighth year following the date of grant, and

●
with respect to the one-third of the granted shares subject to the 10% compound annual growth rate condition, all will vest at the beginning of the eighth year following the date of grant, subject to the Named Executive Officer’s continued employment until such date.

PTSG recipients in July 2013 acquired voting and dividend rights with respect to the granted shares at the time of grant, but do not currently own or have the right to dispose of the shares, which are forfeited in the event that the grantee separates from employment with the Company within seven years after the grant date.

CEO Compensation. With respect to the salary and non-equity incentive of Mr. Powell Brown, the Compensation Committee considers the performance of the Chief Executive Officer and the general operating performance of the Company. The performance criteria examined by the Committee in each case included the annual Board evaluations of the performance of the Chief Executive Officer, which were completed with respect to Mr. Powell Brown for 2013, the performance of the Company as reflected in the increase in earnings per share in 2013 over 2012, without regard to the effect of change in acquisition earn-out payables, and the salary levels and other compensation of chief executive officers in companies competitive with the Company.  For 2013, the Committee considered publicly available information concerning the compensation of chief executive officers of four other publicly-held insurance brokers, Aon Corporation, Arthur J. Gallagher & Co., Marsh & McLennan Companies and Willis Group Holdings Limited, taking into account the differences in size of the peer companies as compared with the Company.

Mr. Powell Brown’s salary of $565,000 on an annualized basis, remained unchanged in 2013 and 2012, and his target non-equity incentive amount likewise remained unchanged for 2013.  The 2013 non-equity incentive amount for Mr. Powell Brown, which totaled $1,380,000, was calculated as described in the section labeled “Annual Non-Equity Incentives and Bonuses” above.

The Committee reported the salary amount approved for Mr. Powell Brown to the full Board of Directors (excluding Mr. Powell Brown) in January 2013, and the 2013 non-equity incentive amount in January 2014.

24

Other Compensation.  As appropriate, and in the reasonable discretion of the Chief Executive Officer, or, in the case of the Chief Executive Officer, in the reasonable discretion of the Board of Directors, certain golf or social club membership dues paid by the Named Executive Officers who have responsibility for the entertainment of clients, prospective clients and principals of acquisition prospects are reimbursed by the Company or paid on behalf of the Named Executive Officer.   Additionally, the Company reimburses the costs of annual physical examinations that are not otherwise covered by insurance for each of the Named Executive Officers. Along with all other full-time employees, each of the Named Executive Officers is eligible: (a) to receive matching and profit-sharing contributions made by the Company to the 401(k) accounts of participants in the qualified 401(k) Plan sponsored by the Company; (b) to participate in the Company’s 1990 Employee Stock Purchase Plan; (c) to participate in group medical, dental and other benefit plans subscribed to by the Company and its subsidiaries; and (d) to the extent permitted by applicable law, for reimbursement of any amounts earned by the Company on personal lines insurance such as homeowners and flood insurance purchased by such employees.  The Named Executive Officers also are eligible to participate in the Company’s nonqualified deferred compensation plan, which provides the opportunity to defer receipt of a portion of their base salaries, non-equity incentives, bonuses and other specified compensation.  Additionally, the Named Executive Officers receive dividends on PSP and, in the case of Mr. Powell Brown, SIP stock granted to them that has met the first (stock price) condition of vesting, as well as, in the case of all except Mr. Powell Brown, who did not receive such a grant, on the PTSG grants made in July 2013.

We offer a qualified 401(k) Plan to provide a tax-advantaged retirement savings vehicle. To encourage employees to save money for retirement, the 401(k) Plan provides for discretionary matching contributions not exceeding two and one-half percent (2.5%) of annual compensation contributed by each participant to the 401(k) Plan.  For 2013, as in each year for at least the preceding twenty (20) years, the maximum discretionary matching contribution of 2.5% was in effect.  Additionally, the 401(k) Plan provides for annual discretionary profit-sharing contributions, and in January 2013, as in each year for at least the preceding 20 years, the Board approved a discretionary profit-sharing contribution in an amount equaling one and one-half percent (1.5%) of compensation as reflected on each participant’s Wage and Tax Statement on Form W-2.  In December 2013, the 401(k) Plan was amended to become a safe harbor plan for certain federal tax law compliance testing purposes. The effects of the safe harbor amendment were to increase, commencing in 2014, the annual maximum matching contribution percentage to four percent (4%) of contributions made by each participant, to make the annual matching contributions mandatory, and to provide that the matching contributions are immediately vested.  Although the 401(k) Plan continues to permit discretionary profit-sharing contributions, the safe harbor matching contribution amendment was adopted with the expectation that such discretionary contributions would be discontinued absent extraordinary circumstances.

These plans, and our contributions to them, enhance the range of benefits we offer to executives and enhance our ability to attract and retain key employees.

Policy on Tax Deductibility.  The Committee considers the anticipated tax treatment to the Company in its review and establishment of compensation programs and payments, including the potential impact of Section 162(m). Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding one million dollars in any taxable year for any of the Named Executive Officers (excluding the Chief Financial Officer), other than compensation that is performance-based under a plan that is approved by the shareholders and that meets certain other technical requirements. The deductibility of compensation payments can depend upon numerous factors, including the nature of the payment and the time that income is recognized under various awards.  Interpretations of, and changes in, applicable tax laws and regulations as well as other factors beyond the control of the Committee also can affect deductibility of compensation.  Our general policy is to deliver equity-based compensation to employees in as tax-efficient a manner as possible, taking into consideration the overall cost to the Company, for which the Company accounts in accordance with Statement of Financial Accounting Standards ASC Topic 718 (formerly “SFAS 123(R)”), issued by the Financial Accounting Standards Board (“FASB”).  The Committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interests of the Company and its shareholders.

25

Payments Upon Termination or Change in Control.  None of the Named Executive Officers’ employment agreements include change in control provisions.

The PSP, the SIP and the ISO Plan include change in control provisions. The PSP provides that all granted PSP stock shall become fully vested and non-forfeitable in the event of: (i) the Company’s entry into any agreement to sell all or substantially all of its assets or to enter into any merger, consolidation, reorganization, division or other corporate transaction in which Company stock is converted into another security or into the right to receive securities or property, where such agreement does not provide for the assumption or substitution of PSP stock; (ii) any tender or exchange offer for the Company’s stock accepted by a majority of the shareholders of the Company; or (iii) the death of J. Hyatt Brown and the subsequent sale by his estate, his wife, his lineal descendants, any trust created for his benefit during his lifetime, or any combination of the foregoing, of the Company stock owned by J. Hyatt Brown prior to his death. The PSP further provides that if any shares of PSP stock become fully vested and non-forfeitable because of the occurrence of these events, the Company shall pay to the holders of such shares, within 60 days of the occurrence of such event, the full amount of any federal and state income tax liability incurred by such holder as a result of such vesting, including, without limitation, any excise tax with respect to such vesting (e.g., under Internal Revenue Code Section 4999 and any successor provision) as well as the amount of any tax liability with respect to such “gross-up” payment. Additionally, the PSP provides that in the event of any “Change in Control” (as defined in the PSP, and excluding the triggering events described above), the Board thereafter shall have the right to take such action with respect to any shares of PSP stock that are forfeitable, or all such shares of PSP stock, as the Board in its sole and absolute discretion deems appropriate under the circumstances to protect the interests of the Company in maintaining the integrity of the awards under the PSP.  The PSP further states that the Board shall have the right to take different action with respect to different “Key Employees” (as defined in the PSP) or different groups of “Key Employees,” as the Board in its sole and absolute discretion deems appropriate under the circumstances. For information concerning the value of the vested PSP stock that each of the Named Executive Officers would have in the event that one of the triggering events described above occurred on the last business day of 2013, please see the table titled “Potential Payments Upon Termination or Change in Control - 2013” below.

The ISO Plan (which expired in 2008) and the SIP provide that all participants, which includes all of the Named Executive Officers, shall be deemed to have vested one hundred percent (100%) in all options or, in the case of the SIP, unvested restricted stock grants or stock appreciation rights granted under that plan in the event of such participant’s involuntary or constructive termination of service with us (other than for specified causes, as set forth in the ISO Plan or SIP) within twelve (12) months after a “Transfer of Control” as defined in the ISO Plan and the SIP.  For information concerning the value of the vested options that each of the Named Executive Officers would have under the ISO Plan in the event that termination of employment after “Transfer of Control” had occurred on the last business day of 2013, please see the table titled “Potential  Payments Upon Termination or Change in Control - 2013” below.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL - 2013

Name	Benefit(1)	Before Change in Control Termination w/o Cause Resignation for Good Reason($)	After Change in Control Termination w/o Cause or Resignation for Good Reason($)	Voluntary Termination($)	Death($)	Disability($)	Change in Control($)(2)

J. Powell Brown	ISO	-	451,850	-	-	-	-
	PSP	-	-	-	2,207,721	2,207,721	3,747,091
	SIP	-	-	-	9,930,383	9,930,383	16,833,423

Cory T. Walker	ISO	-	258,200	-	-	-	-
	PSP	-	-	-	2,347,344	2,347,344	3,983,686
	SIP	-	-	-	2,103,067	2,103,067	3,569,750

Linda S. Downs	ISO	-	284,020	-	-	-	-
	PSP	-	-	-	1,942,288	1,942,288	3,297,303
	SIP	-	-	-	3,715,477	3,715,477	6,302,038

Charles H. Lydecker	ISO		258,200	-	-	-	-
	PSP	-	-	-	1,870,467	1,870,467	3,175,601
	SIP	-	-	-	3,715,477	3,715,477	6,302,038

Anthony T. Strianese	ISO	-	258,200	-	-	-	-
	PSP	-	-	-	2,133,767	2,133,767	3,621,771
	SIP	-	-	-	3,715,477	3,715,477	6,302,038

(1)
All figures shown for the value of stock granted under the PSP, SIP and the ISO Plan that would vest upon death, disability or following a change in control are calculated based on the assumption that the triggering event(s) for such vesting took place on December 31, 2013, the last business day of the Company’s last completed fiscal year, and that the price per share of our common stock is $31.39, the closing market price as of that date. For more detailed information concerning the change in control provisions of the PSP, the ISO Plan and the SIP, please see the section titled “Compensation Discussion and Analysis - Payments in the Event of Change in Control”, above.

(2)	The figures shown in this column represent amounts that would be paid pursuant to the terms of the PSP and the SIP in the event of a change in control as defined in the PSP and the SIP.

Consideration of Last Year’s “Say-On-Pay” Vote.  In accordance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we provided our shareholders with the opportunity to vote at our April 2012 and our May 2013 annual meetings to approve, on a nonbinding, advisory basis, the compensation of our fiscal year 2011 and 2012, respectively, named executive officers.  In both 2012 and 2013, our shareholders voted to approve this compensation by a significant margin.

When we developed our 2013 compensation policies in January 2013, last year’s “say-on-pay” vote had not yet occurred, and therefore, we could not consider the results of the May 2013 vote in determining our January 2013 executive compensation decisions and policies.  We did, however consider the results of the April 2012 vote in determining our January 2013 executive compensation decisions and policies.  Because of, among other things (including, but not limited to, currently applicable regulatory requirements, market considerations, and company and individual performance), the favorable April 2012  and May 2013 “say-on-pay” votes, we continued many of our January 2012 and 2013 executive compensation policies in January 2014.

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If we were to receive a negative “say-on-pay” vote, we could potentially consider exercising our discretion where appropriate and feasible to adjust previously-granted awards in consideration of such a negative “say-on-pay” vote.

EXECUTIVE COMPENSATION

The following table sets forth the compensation received by our Named Executive Officers for services rendered to us in such capacity for the years ended December 31, 2013, 2012 and 2011, except in the case of (a) Ms. Downs, who was not a named executive officer in 2011 or 2012, for the years ended December 31, 2011 and 2012, and (b) Mr. Lydecker, who was not a named executive officer in 2012, for the year ended December 31, 2012.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compen- sation($)	All Other Compensation ($)(2)	Total ($)

J. Powell Brown	2013	565,000	-	2,249,997	1,380,000	76,728	4,271,725
Chief Executive Officer	2012	565,000	-	-	1,360,715	53,822	1,979,537
and President	2011	565,000	-	1,425,052	1,200,000	50,302	3,240,354

Cory T. Walker (3)	2013	260,000	-	1,149,969	373,750	42,503	1,826,222
Chief Financial Officer	2012	260,000	-	-	368,527	45,969	674,496
Sr. Vice President and	2011	237,538	-	750,016	325,000	45,367	1,357,921
Treasurer

Linda S. Downs	2013	475,000	110,000	2,199,993	690,000	40,450	3,515,443
Chief Operating Officer and Regional President

Charles H. Lydecker	2013	450,000	230,769	2,199,993	819,231	45,580	3,745,573
Retail Division President	2011	338,860	47,828	1,235,631	692,172	51,904	2,366,395

Anthony T. Strianese	2013	450,000	28,729	2,199,993	825,148	41,244	3,545,114
Regional President	2012	350,000	16,366	-	804,634	42,287	1,213,287
	2011	332,615	-	1,200,040	718,750	33,538	2,284,943

(1)
Amounts shown under the “Stock Awards” column reflect the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board ASC Topic 718 (formerly “SFAS 123(R)”) with respect to stock granted under the SIP to our Named Executive Officers rather than the dollar amount recognized during the fiscal year for financial statement purposes.  The assumptions used for the valuations are set forth in Note 11 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.  See the “Compensation Discussion and Analysis” and the “Outstanding Equity Awards at 2013 Fiscal Year-End” tables for information with respect  to stock granted under the SIP and PSP prior to 2013.  The indicated grant date fair value amounts assume that the highest level of performance, a CAGR of our EPS equaling or exceeding 10% as measured at the conclusion of the performance period, will be achieved.

(2)	These dollar amounts include the items identified in the table titled “All Other Compensation Table - 2013” below.
(3)	Mr. Walker retired from the position of Chief Financial Officer on March 4, 2014.

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ALL OTHER COMPENSATION TABLE – 2013

Name	Year	Perquisites and Other Personal Benefits ($)(1)	Insurance Premiums ($)(2)	Company Contributions to Retirement and 401(k) Plans ($)	Cash Dividends ($)(3)	Total ($)

J. Powell Brown	2013	9,396	-	10,200	57,132	76,728
	2012	-	-	10,000	43,822	53,822
	2011	-	-	9,800	40,502	50,302

Cory T. Walker	2013	-	2,277	10,200	30,026	42,503
	2012	(171)	2,227	10,000	33,913	45,969
	2011	2,416	2,557	9,800	30,594	45,367

Linda S. Downs	2013	1,463	-	10,200	28,787	40,450

Charles H. Lydecker	2013	4,723	2,716	10,200	27,941	45,580
	2011	10,580	2,451	9,800	29,073	51,904

Anthony T. Strianese	2013	-	-	10,200	31,044	41,244
	2012	8,835	-	10,000	23,452	42,287
	2011	2,252	-	9,800	21,486	33,538

(1)
These amounts include reimbursement of the cost of annual physical examinations to the extent not otherwise covered by insurance and reimbursement of certain club membership dues and car service expenses. For additional information, please see “Compensation Discussion and Analysis - Other Compensation.”

(2)	These amounts include amounts earned by the Company and reimbursed to these employees for personal lines insurance purchased by these employees through the Company or its subsidiaries.
(3)	These amounts represent cash dividends paid on granted PSP and SIP shares for which conditions of vesting other than time-based conditions have been satisfied.

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GRANTS OF PLAN-BASED AWARDS IN FISCAL 2013

The following table provides information about the range of possible annual incentive cash payouts in respect of 2013 performance, the range of shares that may be earned in respect of the stock grants made to our Named Executive Officers under our SIP in 2013 and the grant date fair value of these stock grants computed under Statement of Financial Accounting Standards ASC Topic 718 (formerly “SFAS 123(R)”).

	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock Awards ($)(5)
Name	Threshold ($)(3)	Target ($)	Maximum ($)(4)	Threshold (#)	Target (#)	Maximum (#)

J. Powell Brown	-	1,200,000	1,380,000	-	69,789	69,789	2,249,997

Cory T. Walker	-	325,000	373,750	-	35,669	35,669	1,149,969

Linda S. Downs	-	600,000	-	-	68,238	68,238	2,199,993

Charles H. Lydecker	-	700,000	-	-	68,238	68,238	2,199,993

Anthony T. Strianese	-	675,000	-	-	68,238	68,238	2,199,993

(1)	For additional information related to the annual cash incentive awards including performance targets and measures, see the “Compensation Discussion and Analysis” section of this proxy statement.
(2)
The “Estimated Future Payouts Under Equity Incentive Plan Awards” column shows the range of shares that may be earned in respect of the stock awards granted under our SIP in 2013.  For additional information related to the performance period, performance measures and targets, see the “Compensation Discussion and Analysis” section of this proxy statement.

(3)
The possible annual incentive cash payouts do not have an established threshold.  For  this reason, no threshold number is indicated.  For additional information related to the annual cash incentive awards including performance targets and measures, see the “Compensation Discussion and Analysis” section of this proxy statement

(4)
Certain of the possible annual incentive cash payouts do not have an established maximum.  For  this reason, no maximum number is indicated in these instances.  For additional information related to the annual cash incentive awards including performance targets and measures, see the “Compensation Discussion and Analysis” section of this proxy statement.

(5)
The “Grant Date Fair Value of Stock Awards” column shows the full grant date fair value of the shares granted to our Named Executive Officers under our SIP in 2013.  The grant date fair value of the awards is determined under ASC 718 and represents the amount we would expense in our financial statements over the vesting schedule for the grants.  In accordance with SEC rules, the amounts in this column reflect the actual ASC 718 accounting cost without reduction for estimates of forfeitures related to service-based vesting conditions.  The fair value of each share underlying a SIP award for this purpose is equal to the closing price per share of a share of our common stock on the grant date.  The amounts reflect our accounting for these grants and do not correspond to the actual values that may be realized by the grantees.

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Fiscal Year-End Option and Stock Award Values

The closing market price of our stock underlying the stock options granted under the ISO Plan was $31.39 per share as of December 31, 2013. The resulting difference between the year-end market price and the exercise price per share of $18.48 for options granted in 2008 is $12.91 per share. Therefore, the values at fiscal year-end of unexercised “in-the-money” options granted to the Named Executive Officers, in addition to the unvested stock awards, are as set forth in the table below:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END - 2013

	Option Awards(1)					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)(2)	(#)	($)(3)

J. Powell Brown	70,000	-	35,000	18.48	2/26/2018	-	-	-	-
	-	-	-	-	-	174,556	5,479,313	212,131	6,658,792

Cory T. Walker	5,411	-	20,000	18.48	2/26/2018	-	-	-	-
	-	-	-	-	-	87,187	2,736,800	54,591	1,713,611

Linda S. Downs	77,178	-	22,000	18.48	2/26/2018	-	-	-	-
	-	-	-	-	-	92,893	2,915,911	87,348	2,741,854

Charles H. Lydecker	74,589	-	20,000	18.48	2/26/2018	-	-	-	-
	-	-	-	-	-	90,605	2,844,091	87,348	2,741,854

Anthony T. Strianese	60,000	-	20,000	18.48	2/26/2018	-	-	-	-
	-	-	-	-	-	98,993	3,107,390	87,348	2,741,854

(1)
Generally, these options vest three months prior to their expiration dates.  This vesting may accelerate, however, in increments of 20% based upon each 20% increase in the stock price above the stock price on the grant date, based on a 20-trading-day average.

(2)	The market value shown was determined by multiplying the number of shares of stock that have not vested by $31.39, the closing market price of our common stock on December 31, 2013.
(3)	The market value shown was determined by multiplying the number of unearned stock shares (at target) by $31.39, the closing market price of our common stock on December 31, 2013.

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NONQUALIFIED DEFERRED COMPENSATION AT FISCAL YEAR-END - 2013

Name	Executive Contributions(1) $	Registrant Contributions $	Aggregate Earnings $	Aggregate Withdrawals/ Distributions $	Aggregate Balance at 12/31/2013 $

J. Powell Brown	-	-	-	-	-

Cory T. Walker	368	-	110	-	478

Linda S. Downs	101,920	-	4,022	-	105,942

Charles H. Lydecker	-	-	-	-	-

Anthony T. Strianese	57,259	-	8,006	-	65,265

(1)	In each instance, the indicated executive contribution is included in the amounts reported for that executive in the Summary Compensation Table for 2013.

Employment and Deferred Compensation Agreements

The Named Executive Officers have each entered into standard employment agreements with the Company.  These agreements may be terminated by either party. Compensation under these agreements is at amounts agreed upon between us and the employee from time to time.  In all cases, for a period of two years following the termination of employment (three years in the case of Mr. Powell Brown), these agreements prohibit the employee from directly or indirectly soliciting or servicing our clients, or soliciting our employees to leave their employment with us.  Additionally, on November 7, 2013, following notification of a decision by Mr. Walker to retire from the Company in March 2014, the Company and Mr. Walker executed a Transition Agreement pursuant to which the Company agreed to pay Mr. Walker, subject to certain conditions (including an agreement to assist and cooperate with the Company in certain matters following his Retirement Date, a multi-year covenant not to compete, an agreement not to solicit customers and certain confidentiality and other post-retirement covenants), the following (subject to certain provisions applicable in the event of Mr. Walker’s death or the Company’s change in control before the final payment):  (i) $500,000 on or around the Retirement Date; (ii) $250,000 on the first day of the thirteenth calendar month following the Retirement Date; (iii) $250,000 on the first day of the nineteenth calendar month following the Retirement Date and (iv) $250,000 on the first day of the twenty-fifth calendar month following the Retirement Date.  With respect to unvested equity grants made to Mr. Walker, all rights with respect to all such grants, including grants made pursuant to the Performance Stock Plan and the Stock Incentive Plan, were forfeited upon Mr. Walker’s departure, except for the portions of three Performance Stock Plan grants made to Mr. Walker in 2000, 2001 and 2003, respectively, as to which the specified performance targets required as conditions for vesting have already been achieved, a total of 57,464 shares; with respect to these shares, the remaining time-based employment conditions of vesting (which would otherwise require continued employment for approximately one, two and four more years for a total of 15 years from the date of grant in each instance) were waived effective March 4, 2014.  In addition, as part of the Transition Agreement, Mr. Walker entered into a customary release of claims.

Compensation Committee Interlocks and Insider Participation

Since May 2013, the members of our Compensation Committee were Samuel P. Bell, III (chair), Theodore J. Hoepner, James S. Hunt, Toni Jennings and Chilton D. Varner.

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Toni Jennings is a director of SunTrust Bank/Central Florida.  We have a $100 million term loan and a $50 million revolving credit facility with SunTrust (subject to potential increases up to $100 million).  SunTrust also acts as escrow agent with respect to accounts related to certain acquisitions we have made.  We expect to continue to use SunTrust during 2014 for a significant portion of our cash management requirements, and we expect SunTrust to be involved in any financing facilities in which we may become involved in 2014. Two of our subsidiaries provide insurance-related services to subsidiaries of SunTrust, and a number of our offices provide services with respect to premium financing to another such subsidiary of SunTrust.  Payments made to, and received from, SunTrust in 2013 totaled less than one percent (1.0%) of our or SunTrust’s total consolidated revenues.

For additional information concerning transactions with related persons, see “Certain Relationships and Related Transactions.”

Compensation Committee Report

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Board Compensation Committee Report shall not be incorporated by reference into any such filings.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on this review and those discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Samuel P. Bell, III (Chair)
Theodore J. Hoepner
James S. Hunt
Toni Jennings
Chilton D. Varner

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PROPOSAL 1

ELECTION OF DIRECTORS

The twelve (12) nominees for election as directors at the Meeting are: J. Hyatt Brown; Samuel P. Bell, III; Hugh M. Brown; J. Powell Brown; Bradley Currey, Jr.; Theodore J. Hoepner; James S. Hunt; Toni Jennings; Timothy R.M. Main; H. Palmer Proctor, Jr.; Wendell S. Reilly; and Chilton D. Varner.  Information concerning each of the nominees is set forth under the caption “Management - Directors and Executive Officers.” All nominees are now members of the Board of Directors.  Nomination of all nominees is for a one (1)-year term until the next Annual Meeting of Shareholders.

Should any nominee become unable or unwilling to accept nomination or election for any reason, it is expected that the resulting vacancy will not immediately be filled.  All nominees have consented to being named in the Proxy Statement and have agreed to serve if elected.  If any nominee for election as a director shall become unable to serve as a director, then proxies will be voted for such substitute nominee as the Nominating/Corporate Governance Committee of the Board of Directors may nominate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THESE NOMINEES.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.  Deloitte & Touche LLP has served as our independent registered public accounting firm since the fiscal year ended December 31, 2002.

The Audit Committee and the full Board of Directors are requesting that shareholders ratify this appointment as a means of soliciting shareholders’ opinions and as a matter of good corporate governance.  If the shareholders do not ratify the selection, the appointment of the independent registered public accountants will be reconsidered by the Audit Committee of the Board of Directors. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such change would be in the best interests of the Company and its shareholders.

One or more representatives of Deloitte & Touche LLP are expected to be present at the Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Report of the Audit Committee

The Audit Committee of the Board of Directors operates pursuant to an Audit Committee Charter adopted by the Company’s Board of Directors on June 14, 2000, as amended in 2004 and 2007.  The Audit Committee Charter is posted on the Company’s website (www.bbinsurance.com) in the “Corporate Governance” section, under “Key Documents.”

Each member of the Audit Committee qualifies as “independent” (as that term is defined in the NYSE listing standards, as currently in effect, as well as other statutory, regulatory and other requirements applicable to the Company’s Audit Committee members).

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With respect to the fiscal year ended December 31, 2013, the Audit Committee:

(1)           has reviewed and discussed the Company’s audited financial statements with management and the independent registered public accountants;

(2)           has discussed with the independent registered public accountants of the Company the matters required to be discussed by the Public Company Accounting Oversight Board rules on independence;

(3)            has received and reviewed the written disclosures and the letter from the independent registered public accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accountants the independent registered public accountants’ independence; and

(4)           based on the review and discussions with management and the independent registered public accountants referenced above, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the Securities and Exchange Commission.

It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. In performing its oversight responsibility, members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accountants.  Accordingly, the Audit Committee’s considerations and discussions do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that the financial statements are presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

AUDIT COMMITTEE

Theodore J. Hoepner (Chair)
Hugh M. Brown
James S. Hunt
H. Palmer Proctor, Jr.

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INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We incurred the following fees for services performed by Deloitte & Touche LLP for fiscal years 2013 and 2012:

FEES PAID TO DELOITTE & TOUCHE LLP

Audit Fees

The aggregate fees billed to us by Deloitte & Touche LLP for professional audit services rendered for the audit of our annual financial statements, the review of financial statements included in our Forms 10-Q and the audit of our internal control over financial reporting for the fiscal years ended December 31, 2013 and 2012, including any out-of-pocket expense, were $1,160,080 and $987,052, respectively.  Of the $987,052 billed for work performed in 2012, $100,000 was billed in May 2013.

Audit-Related Fees

No fees were billed to us by Deloitte & Touche LLP for assurance and related services reasonably related to the performance of the audit or review of our financial statements that are not reported above under the caption “Audit Fees” for the fiscal years ended December 31, 2013 and 2012.

Tax Fees

No fees were billed to us by Deloitte & Touche LLP for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2013 or 2012.

Other Fees

Fees of $8,000, including any out-of-pocket expense, were paid to Deloitte & Touche LLP for review of work product of the auditors of a potential acquisition candidate which was not ultimately acquired.

Audit Committee Policy for Pre-Approval of Independent Registered Public Accountant Services

Our Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accountants pursuant to the Audit Committee’s pre-approval policies and procedures in order to assure that the provision of such services does not impair the independent registered public accountants’ independence.  The Audit Committee requires that any proposed engagement of the independent registered public accountants to perform services in addition to those approved in connection with the annual engagement letter entered into with the independent registered public accountants must be considered and approved in advance by the Audit Committee, except that the Committee’s pre-approval for non-audit services is not required to the extent such non-audit services meet the de minimus exception requirements of Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended.  During fiscal year 2013, all services were approved by the Audit Committee in accordance with this policy, with the exception of the services described in “Other Fees,” above, which accounted for 0.8% of the fees paid for 2013, and which were paid subject to the de minimus exception.

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PROPOSAL 3

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Act requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules.   This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our executive compensation.  In 2011, the first year in which these requirements became applicable to us, we recommended, and our shareholders approved, the submission of a “say-on-pay” consideration proposal on an annual basis.  Thus, this is the fourth consecutive year in which such a proposal has been included in our Proxy Statement.

As described in detail above under “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate, and retain our Named Executive Officers, who are critical to our success.  Accordingly, our Named Executive Officers are rewarded to the extent of achievement of specific annual goals as well as for the realization of increased long-term shareholder value.

Our Compensation Committee has adopted an approach to executive compensation that we believe enables the Company to retain its executive talent while remaining committed to our core compensation philosophy of paying for performance and aligning executive compensation with shareholder interests.  Accordingly, the Compensation Committee continually reviews the compensation programs for our Named Executive Officers with the goal of most effectively aligning our executive compensation structure with our shareholders’ interests and current market practices.  For example, (1) a significant portion of pay is performance-based, (2) compensation is incentive-driven with both short- and long-term focus, and (3) components of compensation are linked to increasing shareholder value.

We are again asking our shareholders to indicate their support for our executive officer compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, program and practices described in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. Accordingly, we ask our shareholders to vote “FOR” the approval, on an advisory basis, of executive compensation.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board.  Our Board and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the executive compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Accordingly, we ask our shareholders to vote on the following resolution at the Meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

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PROPOSALS OF SHAREHOLDERS

Proposals of shareholders intended to be presented at the 2015 Annual Meeting of Shareholders must be received by us no later than November 28, 2014 to be included in our proxy statement and form of proxy related to that meeting.  In addition, the proxy solicited by the Board of Directors for the 2015 Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposal presented at that Meeting, unless we are provided with written notice of such proposal by February 11, 2015.  All shareholder proposals should be sent to our Corporate Secretary at 655 North Franklin Street, Suite 1900, Tampa, Florida 33602.

OTHER MATTERS

Our 2013 Annual Report to Shareholders (the “Annual Report”) accompanies this Proxy Statement.  We will provide to any shareholder, upon the written request of such person, a copy of our Annual Report on Form 10-K, including the financial statements and the exhibits thereto, for the fiscal year ended December 31, 2013, as filed with the SEC pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended. Any such request should be directed to Brown & Brown, Inc., 655 North Franklin Street, Suite 1900, Tampa, Florida 33602, Attention: Corporate Secretary.  No charge will be made for copies of such Annual Report on Form 10-K; however, a reasonable charge will be made for copies of the exhibits.

Only one copy of this Proxy Statement and the accompanying Annual Report is being delivered to shareholders who share an address, unless we have received contrary instructions from one or more of such shareholders.  We will promptly deliver a separate copy of this Proxy Statement and the accompanying Annual Report to any shareholder at a shared address to which a single copy of these documents has been delivered upon our receipt of a written or oral request from that shareholder directed to the address shown above, or to us at 813-222-4100.  Any shareholder sharing a single copy of the Proxy Statement and Annual Report who wishes to receive a separate mailing of these materials in the future, or any shareholders sharing an address and receiving multiple copies of these materials who wish to share a single copy of these documents in the future, should also notify us at the address shown above.

The material referred to in this Proxy Statement under the captions “Compensation Discussion and Analysis,” “Compensation Committee Report” and “Report of the Audit Committee” shall not be deemed soliciting material or otherwise deemed filed, and shall not be deemed to be incorporated by any general statement of incorporation by reference in any filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

By Order of the Board of Directors

/s/ Laurel L. Grammig
Laurel L. Grammig
Corporate Secretary

Tampa, Florida
March 28, 2014

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ANNUAL MEETING OF SHAREHOLDERS
BROWN & BROWN, INC.

The Shores Resort, Atlantic Room, 2637 South Atlantic Avenue, Daytona Beach, Florida 32118

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 7, 2014, 9:00 A.M.

The undersigned hereby appoints Laurel L. Grammig and R. Andrew Watts and each of them as proxies with full power of substitution, with all the powers the undersigned would possess if personally present, to vote all shares of Common Stock of Brown & Brown, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders and any adjournment(s) thereof.

(Continued and to be signed on the reverse side)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

ANNUAL MEETING OF SHAREHOLDERS
BROWN & BROWN, INC.

The Shores Resort, Atlantic Room, 2637 South Atlantic Avenue, Daytona Beach, Florida 32118
MAY 7, 2014, 9:00 A.M.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and Annual Report to Shareholders
are available at www.viewproxy.com/bbinsurance/2014

The Board of Directors recommends you vote FOR the following proposals:
1. Election of Directors.
01 J. Hyatt Brown	05 Bradley Currey, Jr.	09 Timothy R.M. Main	☐ FOR ALL	☐ WITHHOLD	☐ FOR ALL EXCEPT
02 Samuel P. Bell, III	06 Theodore J. Hoepner	10 H. Palmer Proctor, Jr.	NOMINEES	AUTHORITY FOR	(SEE INSTRUCTIONS
03 Hugh M. Brown	07 James S. Hunt	11 Wendell S. Reilly		ALL NOMINEES	BELOW)
04 J. Powell Brown	08 Toni Jennings	12 Chilton D. Varner

(Instructions: To withhold authority to vote for any indicated nominee, mark “FOR ALL EXCEPT” and write the number(s) of the nominee(s) in the box provided to the right.)

2. The ratification of the appointment of Deloitte & Touche LLP as Brown & Brown, Inc.’s independent registered public accountants for the fiscal year ending December 31, 2014.		3. To approve, on an advisory basis, the compensation of named executive officers.
☐ FOR ☐ AGAINST ☐ ABSTAIN
☐ FOR ☐ AGAINST ☐ ABSTAIN
In their discretion the Proxies are authorized to vote upon such other business as may properly come before the Meeting or an adjournment thereof.

Persons who do not indicate attendance at the Annual Meeting on this proxy card may be required to present proof of stock ownership to attend.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of all of the director nominees listed on this proxy card and FOR Proposals 2 and 3.

DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data)

Date

Signature

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐	Please indicate if you plan to attend this meeting ☐	Signature
(Joint Owners)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

CONTROL NUMBER

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET Vote Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE
Vote Your Proxy by Phone:
Call 1 (888) 693-8683
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.
MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.